EXHIBIT (a)(1)(A)

CAESARS ENTERTAINMENT CORPORATION

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

FOR REPLACEMENT OPTIONS

THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE

AT 9:00 P.M. PACIFIC TIME ON AUGUST 21, 2012

UNLESS THIS OFFER IS EXTENDED

Caesars Entertainment Corporation, which is sometimes referred to herein as the “Company,” “Caesars,” “our,” “us” or “we,” is offering eligible employees, directors and service providers the opportunity to exchange certain outstanding options to purchase shares of our common stock granted under the Caesars Entertainment Corporation Management Equity Incentive Plan (as amended from time to time, the “2008 Plan”), for new, replacement options to purchase an equal number of shares of our common stock (“Replacement Options”) to be granted under the Caesars Entertainment Corporation 2012 Performance Incentive Plan (as amended from time to time, the “2012 Plan,” and together with the 2008 Plan, the “Equity Plans”) (the “Option Exchange”). We will grant the Replacement Options on the date that we cancel the options accepted for exchange, which will be the expiration date of the Option Exchange (the “Offer Expiration Date”). We are making this offer (“Offer”) upon the terms and subject to the conditions set forth in this Offer to Exchange Certain Outstanding Options for Replacement Options (this “Offer to Exchange”) and in the related Terms of Election (the “Terms of Election” and, together with this Offer to Exchange, as they may be amended from time to time, the “Offer Documents”).

Eligible Options. Options eligible for the Option Exchange (“Eligible Options”) are those that:

•	were granted on or prior to February 9, 2012 under our Equity Plans; and

•	have an exercise price equal to or greater than $20.09 per share.

The outstanding options that you hold under the Equity Plans give you the right to purchase our common stock once you exercise those options by paying the applicable exercise price. Thus, when we use the term “option” in this Offer to Exchange, we refer to the actual options you hold to purchase our common stock and not our common stock underlying those options.

Eligible Participants. You are eligible to participate in the Option Exchange (an “Eligible Participant”) only if you are an employee, director or service provider of Caesars or any of our subsidiaries on the date this Offer commences and remain an employee, director or service provider of Caesars or any of our subsidiaries through the Offer Expiration Date; and hold at least one Eligible Option as of the commencement of the Offer.

Replacement Options. All Eligible Options that we accept pursuant to the Option Exchange will be cancelled on the Offer Expiration Date, currently scheduled for 9:00 p.m. Pacific Time on August 21, 2012, and Eligible Options elected for exchange will no longer be exercisable after that time. We expect to grant the Replacement Options on the Offer Expiration Date. The terms of the Replacement Options will depend on whether those Replacement Options are granted in exchange for an Eligible Option subject to time-based vesting (a “Time-Based Eligible Option”) or an Eligible Option subject to performance-based vesting (a “Performance-Based Eligible Option”), as follows:

•

One-for-One Exchange. Each Eligible Option that you tender for exchange will be exchanged, on a one-for-one basis, for the grant of a Replacement Option to purchase the same number of shares of common stock as were subject to the Eligible Option. For example, if you tender an Eligible Option to purchase 1,000 shares of our common stock for exchange, you will receive a Replacement Option to purchase 1,000 shares of our common stock. Alternatively, if you tender multiple Eligible Options that, in total, represent the right to purchase 2,000 shares of our common stock, you will receive a Replacement Option to purchase 2,000 shares of our common stock.

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•	New Exercise Price. Each Replacement Option will be issued under the 2012 Plan and will have an exercise price determined as follows:

•	Time-Based Options. Each Replacement Option granted in exchange for a Time-Based Eligible Option will have an exercise price determined as follows:

•

Immediately Vested Options (as defined below) will be exercisable at an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ Global Select Market (the “NASDAQ”) on the Offer Expiration Date.

•

Replacement Options Vesting On or Prior to the Second Anniversary of the Offer Expiration Date will be exercisable at an exercise price of $20.09 per share until the second anniversary of the Offer Expiration Date; after such date, these Replacement Options will have an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date.

•

Replacement Options Vesting After Second Anniversary of the Offer Expiration Date will have an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date.

•

Performance-Based Options. Each Replacement Option granted in exchange for a Performance-Based Eligible Option will have an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date.

•	New Vesting Schedules. Each Replacement Option will have a new vesting schedule determined on a grant-by-grant basis, as follows:

•

Vesting of Time-Based Options. Each Replacement Option granted in exchange for a Time-Based Eligible Option will have a new vesting schedule as follows: 20% of the Replacement Options (the “Immediately Vested Options”) will be immediately vested, with the remainder vesting in four equal installments of 20% each on each of the first four anniversaries of the Offer Expiration Date.

•	Vesting of Performance-Based Options. Each Replacement Option granted in exchange for a Performance-Based Eligible Option will have a new vesting schedule as follows:

•

With respect to the Eligible Options subject to vesting if funds affiliated with TPG Capital, L.P. (the “TPG Members”) and Apollo Global Management, LLC (the “Apollo Members” and together with the TPG Members, the “Sponsors”) achieve a return on their investment that is equal to or greater than 1.5x, the Replacement Options granted in exchange for such options will vest on the date that the Company’s 30-day trailing average closing common stock price equals or exceeds $35.00 per share.

•

With respect to the Eligible Options subject to vesting if funds affiliated with the Sponsors achieve a return on their investment that is equal to or greater than 2.0x, the Replacement Options granted in exchange for such options will vest on the date that the Company’s 30-day trailing average closing common stock price equals or exceeds $57.41 per share.

•

Vesting of Loveman Performance-Based Option. With respect to the Eligible Option to purchase 290,334 shares of the Company’s common stock granted on November 29, 2011 to Gary Loveman, the Company’s Chairman of the Board, Chief Executive Officer and President, the vesting of which differs from the vesting of the other outstanding Performance-Based Eligible Options described above and is eligible to vest if funds affiliated with the Sponsors achieve a return on their investment that is equal to or greater than 1.0x (the “Loveman Performance-Based Option”), the Replacement Option granted in exchange for the Loveman Performance-Based Option will vest on the date that the Company’s 30-day trailing average closing common stock price equals or exceeds $57.41 per share.

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•	Vesting under all Replacement Options will be conditioned on your continued employment or service with Caesars or one of our subsidiaries through each applicable vesting date.

•	New Ten-Year Term. Each Replacement Option will have a ten-year term from the Offer Expiration Date.

•

Other Terms Governed by 2012 Plan. The terms and conditions of the Replacement Options will, other than the terms discussed above and except as noted in the Offer to Exchange, have terms and conditions substantially similar to the surrendered Eligible Options and will be governed by the terms and conditions of the 2012 Plan and the applicable form of Replacement Option award agreement. It will also be a condition to the exercise of the Replacement Options that an Eligible Participant agree to be bound by the terms of the Management Investor Rights Agreement between the Company and certain of its stockholders (the “MIRA”). For more information about the MIRA, see Section 10 of the Offer to Exchange entitled “Interests of Directors, Officers and Affiliates; Transactions Concerning Our Securities.”

Although our Board of Directors has approved this Offer, neither we nor our Board of Directors or our executive officers make any recommendation as to whether you should elect to exchange or refrain from electing to exchange your Eligible Options. You must make your own decision regarding whether to elect to exchange your Eligible Options.

This Offer is not conditioned upon a minimum aggregate number of Eligible Options being elected for exchange. This Offer is subject to certain conditions that we describe in Section 6 of the Offer to Exchange and the terms described in the Offer Documents. You must elect to exchange all of your Eligible Options if you elect to tender any of your Eligible Options for exchange.

Shares of our common stock are listed on the NASDAQ under the symbol “CZR.” On July 19, 2012, the closing price of our common stock on the NASDAQ was $9.09 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your Eligible Options.

IMPORTANT

If you wish to participate in the Option Exchange, you must log on to the Option Exchange website at https://www.caesarsoptionexchange.com and elect to participate before 9:00 p.m. Pacific Time, on August 21, 2012 (or such later time and date as may apply if the Offer is extended). If for any reason you are unable to access the Option Exchange website, you may submit a paper election form by facsimile to (001+) (702) 494-4960, but it must be completed, signed and received by 9:00 p.m. Pacific Time, on August 21, 2012 (or such later time and date as may apply if the Offer is extended). Election submissions that are received after this deadline will not be accepted. In order to submit your election to participate in this Offer, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer as set forth in the Offer documents. If you have technical difficulties with the Option Exchange website, or you would prefer to receive a paper election form, please email optionexchange@caesars.com or call Russell Goldich, Director of Compensation of Caesars, at (001+) (702) 407-6043.

Elections submitted by any other means, including email, hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted and will not be accepted by us.

You should direct questions about this Offer and requests for additional copies of the Offer to Exchange and the other Offer documents by emailing optionexchange@caesars.com or calling Russell Goldich, Director of Compensation of Caesars, at (001+) (702) 407-6043 (9:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday).

We are not making this Offer to, nor will we accept any election to exchange options from or on behalf of, option holders in any jurisdiction in which this Offer or the acceptance of any election to exchange options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary or desirable for us to make this Offer to option holders in any such jurisdiction.

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THIS OFFER TO EXCHANGE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR “SEC,” OR ANY STATE OR FOREIGN SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CAESARS HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM ELECTING TO EXCHANGE YOUR ELIGIBLE OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. CAESARS HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED TERMS OF ELECTION. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY CAESARS.

NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOY OR SERVICE OF CAESARS OR TO AFFECT OUR RIGHT TO TERMINATE THE EMPLOYMENT OR SERVICE OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION.

CAESARS RESERVES THE RIGHT TO AMEND OR TERMINATE THE EQUITY PLANS AT ANY TIME, AND THE GRANT OF AN OPTION UNDER THE 2012 PLAN OR THIS OFFER DOES NOT IN ANY WAY OBLIGATE CAESARS TO GRANT ADDITIONAL OPTIONS OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OPTION EXCHANGE IN ANY FUTURE YEAR. THE GRANT OF AN OPTION UNDER THE EQUITY PLANS AND ANY FUTURE OPTIONS GRANTED UNDER THE 2012 PLAN OR IN RELATION TO THIS OFFER IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION THAT IS OR WOULD BE SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION OR SIMILAR PAY, OTHER THAN TO THE EXTENT REQUIRED BY LOCAL LAW.

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OFFER TO EXCHANGE

TABLE OF CONTENTS

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS		1
RISK FACTORS		16
THIS OFFER		18
1.	Eligibility; Number of Options; Offer Expiration Date.	18
2.	Purpose of this Offer.	19
3.	Procedures for Electing to Exchange Options.	21
4.	Withdrawal Rights.	23
5.	Acceptance of Options for Exchange; Grant of Replacement Options.	23
6.	Conditions of this Offer.	24
7.	Price Range of Common Stock Underlying the Options.	26
8.	Source and Amount of Consideration; Terms of Replacement Options.	26
9.	Information Concerning Caesars.	37
10.	Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning our Securities.	39
11.	Status of Eligible Options Acquired by Us in this Offer; Accounting Consequences of this Offer.	43
12.	Agreements; Legal Matters; Regulatory Approvals.	43
13.	Material U.S. Federal Income Tax Consequences.	43
14.	Extension of Offer; Termination; Amendment.	44
15.	Fees and Expenses.	45
16.	Additional Information.	46
17.	Miscellaneous.	46

Schedule A Guide to Tax and Legal Issues for Non-U.S. Employees

Schedule B Information Concerning the Directors and Executive Officers of Caesars Entertainment Corporation

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SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this Offer. We urge you to read carefully the following questions and answers, as well as the remainder of the Offer to Exchange. Where applicable, we have included section references to the remainder of the Offer to Exchange where you can find a more complete description of the topics in this question and answer summary. Because each of you is in a different financial situation, we suggest that you consult with your personal financial and tax advisors before deciding whether to participate in the Option Exchange. Please review this summary term sheet and questions and answers, and the remainder of the Offer to Exchange and the Terms of Election to ensure that you are making an informed decision regarding your participation in the Option Exchange.

For your ease of use, the questions have been separated into four sections:

I.	GLOSSARY OF TERMS

II.	QUESTIONS ABOUT THE STRUCTURE OF THE OPTION EXCHANGE

III.	QUESTIONS ABOUT THE ADMINISTRATION AND TIMING OF THE OPTION EXCHANGE

IV.	OTHER IMPORTANT QUESTIONS

I.	GLOSSARY OF TERMS

Eligible Options:	Stock options granted on or prior to February 9, 2012 under the Equity Plans that have an exercise price of at least $20.09 per share. The outstanding stock options that you hold give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price. Thus, when we use the term “option” in connection with this Offer, we refer to the actual options you hold to purchase our common stock and not our common stock underlying those options.

Exercise of Stock Options:	Exercising stock options is the process of purchasing the underlying shares of Caesars common stock at the fixed price (or “exercise price”) specified in the stock option grant agreement, regardless of the current market price.

Grant Date of Stock Options:	The date on which a stock option is granted.

Immediately Vested Options:	With respect to Replacement Options granted in exchange for Time-Based Options, the 20% of such Replacement Options that will be immediately vested on the Offer Expiration Date, which is the date we will grant the Replacement Options.

Outstanding Stock Options:	Stock options you still hold and have not exercised.

Offer Expiration Date:	The expiration date of this Offer, currently scheduled for 9:00 p.m. Pacific Time on August 21, 2012. On the Offer Expiration Date, we will cancel the Eligible Options accepted for exchange and we will grant the Replacement Options under the 2012 Plan.

Performance-Vesting Eligible Option:	An Eligible Option subject to performance-based vesting.

Replacement Options:	Stock options to be granted under the 2012 Plan in exchange for Eligible Options that are surrendered in the Option Exchange.

Surrender:	In the context of the Option Exchange, “surrendering” Eligible Options means giving up your rights to those Eligible Options in exchange for Replacement Options with a new exercise price and new terms.

Tender:	“Tendering” your options means you have agreed to surrender your Eligible Options in exchange for Replacement Options on the terms and subject to the conditions set forth in this Offer to Exchange. At the conclusion of the Offer, subject to the satisfaction of the conditions of the Offer, we intend to accept for exchange all Eligible Options that have been properly tendered. This Offer is not conditioned upon a minimum aggregate number of Eligible Options being tendered for exchange.

Time-Vesting Eligible Option:	An Eligible Option subject to time-based vesting.

Underwater:	A stock option is considered “underwater” if the exercise price of the stock option is greater than the trading price of the underlying share.

Vesting:	When your stock options become exercisable, they are referred to as being “vested.” The vesting schedule applicable to your stock options will be set forth in your stock option grant agreement(s).

II.	QUESTIONS ABOUT THE STRUCTURE OF THE OPTION EXCHANGE

Q1. What is the Option Exchange?

The Option Exchange is being offered by Caesars to allow Eligible Participants to exchange their Eligible Options (whether vested or unvested), on a one-for-one basis, for the grant of new stock options with a lower exercise price and new terms, which we refer to as “Replacement Options.” Each Eligible Option that you tender for exchange will be exchanged, on a one-for-one basis, for the grant of a Replacement Option to purchase the same number of shares of common stock as were subject to the Eligible Option. For example, if you tender an Eligible Option to purchase 1,000 shares of our common stock for exchange, you will receive a Replacement Option to purchase 1,000 shares of our common stock. Alternatively, if you tender multiple Eligible Options that, in total, represent the right to purchase 2,000 shares of our common stock, you will receive a Replacement Option to purchase 2,000 shares of our common stock.

Eligible Options represent a current or potential future right to purchase shares of our common stock at a specified price, otherwise known as the exercise price. Eligible Options are all “underwater,” in that their exercise prices are significantly above the recent trading prices of our common stock. On July 19, 2012, the closing price per share of Caesars common stock on the NASDAQ was $9.09, and the lowest exercise price of the Eligible Options is $20.09 per share. The Offer expires at 9:00 p.m. Pacific Time on August 21, 2012, unless the Offer is extended, and elections to participate in the Option Exchange must be received prior to such expiration (see Questions 31-36).

Subject to the conditions set forth in this Offer to Exchange, if your Eligible Options are properly tendered for exchange and accepted by us, on the Offer Expiration Date we will cancel your Eligible Options and grant you Replacement Options. The Replacement Options will have the terms outlined in the Questions below.

You should read and carefully consider all of the information in this Offer to Exchange, including the section entitled “Risk Factors” beginning on page 16 before making a decision to participate in the Option Exchange.

Q2. Why are we making this Offer?

Like many companies, we have experienced a significant decline in our stock price and our stock price remains at a relatively low level compared to its historical price levels. As a result, all of our outstanding stock options have exercise prices significantly above the recent trading prices of our common stock. Because of the continued challenging economic environment, we believe these underwater stock options are no longer effective as incentives to retain and motivate our key contributors. We believe that many optionees perceive that these options have little or no value. In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, they will remain on our books with the potential to dilute stockholders’ interests for up to the full term of the options, while delivering little or no retentive or incentive value, unless they are surrendered or cancelled.

The objective of our equity incentive programs has been, and continues to be, to link the personal interests of equity incentive plan participants to those of our stockholders, and we believe that the Option Exchange is an important component in our efforts to achieve that goal.

The Option Exchange is VOLUNTARY and will allow Eligible Participants to choose whether to keep their existing Eligible Options at existing exercise prices and vesting schedules or to exchange those options for Replacement Options with new exercise prices and vesting schedules. We intend the Option Exchange to enable Eligible Participants to recognize value from their stock options sooner, but this cannot be guaranteed considering the unpredictability of the stock market. (See Section 2 of the Offer to Exchange entitled “Purpose of this Offer” below for additional information.)

Q3. Which options are eligible for the Option Exchange?

Eligible Options are those that:

•	were granted on or prior to February 9, 2012 under our Equity Plans; and

•	have an exercise price equal to or greater than $20.09 per share.

Additionally, options that expire pursuant to their terms prior to the completion of the Option Exchange will be forfeited as of the expiration date and will not eligible to be exchanged for Replacement Options.

Q4. Who is eligible to participate in the Option Exchange?

You are an “Eligible Participant” and eligible to participate in the Option Exchange only if you:

•

are an employee, director or service provider of Caesars or any of our subsidiaries on the date of commencement of this Offer and remain an employee, director or service provider of Caesars or any of our subsidiaries through the Offer Expiration Date; and

•	hold at least one Eligible Option on the date of commencement of this Offer.

Q5. How many Replacement Options will I receive?

Each Eligible Option that you tender for exchange will be exchanged, on a one-for-one basis, for the grant of a Replacement Option to purchase the same number of shares of common stock as were subject to the Eligible Option. For example, if you tender an Eligible Option to purchase 1,000 shares of our common stock for exchange, you will receive a Replacement Option to purchase 1,000 shares of our common stock. Alternatively, if you tender multiple Eligible Options that, in total, represent the right to purchase 2,000 shares of our common stock, you will receive a Replacement Option to purchase 2,0000 shares of our common stock.

Your Eligible Options and Replacement Options have been loaded into the Option Exchange website, and the exchange simulator tool on the website (the “Exchange Simulator”) allows you to model different hypothetical scenarios to see how your Replacement Options will be affected based on the exercise price of your Replacement Options and future potential movement in the price of Caesars common stock. For purposes of simulating the hypothetical future value of your Replacement Options, the Exchange Simulator tool assumes a hypothetical exercise price for your Replacement Options of $10.00 per share. This exercise price is for illustrative purposes only and you may insert alternative exercise prices, up to $20.09 per share, to see how changes in the exercise price of your Replacement Options will change the value of those options. The actual exercise price for your

Replacement Options will be the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date. Therefore the actual value of your Replacement Options and the impact of future potential movements in the price of Caesars common stock on your Replacement Options may vary from what is shown by the Exchange Simulator tool.

Q6. What will be my Replacement Option exercise price?

Each Replacement Option will be issued under the 2012 Plan and will have an exercise price determined as follows:

•	Time-Based Options. Each Replacement Option granted in exchange for a Time-Based Eligible Option will have an exercise price determined as follows:

•	Immediately Vested Options will be exercisable at an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date.

•

Replacement Options (Other than the Immediately Vested Options) Vesting On or Prior to the Second Anniversary of the Offer Expiration Date will be exercisable at an exercise price of $20.09 per share until the second anniversary of the Offer Expiration Date; after such date, these Replacement Options will have an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date.

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Replacement Options Vesting After Second Anniversary of the Offer Expiration Date will have an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date.

•

Performance-Based Options. Each Replacement Option granted in exchange for a Performance-Based Eligible Option will have an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date.

IF THE LAST REPORTED SALE PRICE PER SHARE OF OUR COMMON STOCK ON THE OFFER EXPIRATION DATE IS EQUAL TO OR GREATER THAN $20.09 PER SHARE, THE OFFER WILL BE TERMINATED. (See Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date”, Section 2 of the Offer to Exchange entitled “Purpose of this Offer” and “Risk Factors” below for additional information.)

Q7. When will the Replacement Options vest?

Each Replacement Option will have a new vesting schedule determined on a grant-by-grant basis, as follows:

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Vesting of Time-Based Options. Each Replacement Option granted in exchange for a Time-Based Eligible Option will have a new vesting schedule as follows: 20% of the Replacement Options will be Immediately Vested Options, with the remainder vesting in four equal installments of 20% each on each of the first four anniversaries of the Offer Expiration Date.

•	Vesting of Performance-Based Options. Each Replacement Option granted in exchange for a Performance-Based Eligible Option will have a new vesting schedule as follows:

•

With respect to the Eligible Options subject to vesting if funds affiliated with the Sponsors achieve a return on their investment that is equal to or greater than 1.5x, the Replacement Options granted in exchange for such options will vest on the date that the Company’s 30-day trailing average closing common stock price equals or exceeds $35.00 per share.

•

With respect to the Eligible Options subject to vesting if funds affiliated with the Sponsors achieve a return on their investment that is equal to or greater than 2.0x, the Replacement Options granted in exchange for such options will vest on the date that the Company’s 30-day trailing average closing common stock price equals or exceeds $57.41 per share.

•

Vesting of Loveman Performance-Based Option. With respect to the Loveman Performance-Based Option, the Replacement Option granted in exchange for the Loveman Performance-Based Option will vest on the date that the Company’s 30-day trailing average closing common stock price equals or exceeds $57.41 per share.

Vesting under all Replacement Options will be conditioned on your continued employment or service with Caesars or one of our subsidiaries through each applicable vesting date. The only exception to this may be in countries where local law requires otherwise.

To the extent the Option Exchange is terminated for any reason, the vesting of the Performance-Based Eligible Options will be automatically amended on the date of the termination of the Option Exchange to implement the revised vesting schedules set forth above.

Replacement Options are subject to the terms and conditions as provided for in the 2012 Plan and the applicable form of Replacement Option award agreement and may be forfeited if not vested at time of termination of employment or service. In the event of your termination of employment or service with Caesars or any of our subsidiaries, you may be entitled to additional vesting of all or a portion of your unvested options depending on the circumstances of your termination. Following your termination of employment or service, your Replacement Options may remain exercisable for a certain period of time, depending on the reason for your termination. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for additional information.)

Q8. When will the Replacement Options expire?

Each Replacement Option will have a new ten-year term measured from the Offer Expiration Date, unless otherwise prohibited under local law, subject to earlier expiration of the option following termination of your employment or service with Caesars or any of our subsidiaries. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for additional information.)

Q9. What will be the other terms and conditions of my Replacement Options?

Other than the exercise price, vesting dates and expiration date, and except as noted in the Offer to Exchange, Replacement Options will have terms and conditions substantially similar to the surrendered Eligible Options. The Replacement Options will be governed by the terms and conditions of the 2012 Plan and the applicable form of Replacement Option award agreement entered into thereunder, with the new exercise price, vesting schedules and expiration date. Information regarding our 2012 Plan may also be found in the S-8 Registration Statement and related prospectus prepared by us in connection with the 2012 Plan. You are encouraged to consult these documents for complete information about the terms of the Replacement Options. Copies of the 2012 Plan, the applicable form of Replacement Option award agreement and the related prospectus are available on the Option Exchange website or upon request by emailing optionexchange@caesars.com or calling Russell Goldich, Director of Compensation of Caesars, at (001+) (702) 407-6043. Copies will be provided promptly at our expense. A copy of the 2012 Plan and the applicable forms of Replacement Option award agreements can also be found with our public filings on the SEC’s internet site at www.sec.gov.

Q10. What is the Exchange Simulator?

The Exchange Simulator is a tool on the Option Exchange website at https://www.caesarsoptionexchange.com. It allows you to model different hypothetical scenarios based on the exercise price of your Replacement Options and future potential movement in the price of Caesars common stock, so you can see how your individual options will be affected if you choose to participate in the Option Exchange. You can model as many different scenarios as you would like before making your final election. The Exchange Simulator tool is being provided to you for your convenience solely for the purpose of allowing you to see how your individual options would be affected by future potential movement in the price of Caesars common stock if you choose to participate in the Option Exchange, and does not take into account all of the factors that you should consider in deciding whether to participate in the Option Exchange. For purposes of simulating the hypothetical future value of your Replacement Options, the Exchange Simulator tool assumes a hypothetical exercise price for your Replacement Options of $10.00 per share. This exercise price is for illustrative purposes only and you may insert alternative exercise prices, up to $20.09 per share, to see how changes in the exercise price of your Replacement Options will change the value of those options. The actual exercise price for your Replacement Options will be the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date. Therefore, the actual value of your Replacement Options and the impact of future potential movements in the price of Caesars common stock on your Replacement Options may vary from what is shown on the Exchange Simulator tool. The Exchange Simulator is only an aid and does not in any way change or supplement the terms of the Option Exchange, nor does it constitute a recommendation as to whether you should or should not participate in the Option Exchange. (See Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date” below for additional information.)

Q11. Are there any restrictions on my ability to transfer the shares acquired upon the exercise of vested options?

Yes. In order to exercise vested options, you (or your permitted transferee) must execute and become bound by the terms of the Management Investor Rights Agreement or the “MIRA”. (For additional information on the provisions of the MIRA, see Questions 12-17, and the subsection below entitled “Management Investor Rights Agreement” within Section 10 of the Offer to Exchange entitled “Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning Our Securities.”)

Q12. What is the MIRA?

The Management Investment Rights Agreement or MIRA will govern the rights and obligations of those stockholders of Caesars who are a party to the MIRA, including the Sponsors. The MIRA contains restrictions on a participant’s ability to transfer shares acquired upon the exercise of options prior to a qualified initial public offering of Caesars. The initial public offering of shares of Caesars common stock pursuant to the registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), dated November 15, 2011, as amended, was not a qualified initial public offering for purposes of the MIRA.

Q13. What transfer restrictions apply to shares acquired upon exercise of options prior to a qualified initial public offering of Caesars?

In general, prior to a qualified initial public offering of Caesars, shares acquired upon exercise of options may be transferred only to a stockholder’s beneficiaries or estate upon the stockholder’s death and, with the prior consent of Caesars, the stockholder may be permitted to transfer shares to family members or a trust for estate planning purposes. In no event may shares be transferred to a competitor.

A qualified initial public offering of Caesars means an underwritten public offering of shares by Caesars or any selling stockholders pursuant to an effective registration statement filed by the Company with the SEC (with certain exceptions) to register at least 10% of the then-outstanding equity securities of Caesars.

The initial public offering of shares of Caesars common stock pursuant to the registration statement filed under the Securities Act, dated November 15, 2011, as amended, was not a qualified initial public offering for purposes of the MIRA.

Q14. Can the Sponsors require a stockholder to sell shares?

In general, if the Sponsors sell 40% or more of their shares, they can require the other stockholders party to the MIRA to sell a pro rata portion of their shares on the same terms that the Sponsors sell their shares.

Q15. Can the stockholders who are a party to the MIRA require the Sponsors to include their shares in a transaction in which the Sponsors sell their shares?

In general, if the Sponsors sell their shares prior to a qualified initial public offering, the other stockholders party to the MIRA may require the Sponsors to include a pro rata portion of their shares in the transaction on the same terms that the Sponsors sell their shares.

Q16. If the Sponsors sell shares in a registered offering, can other stockholders participate?

Yes, other stockholders party to the MIRA will be entitled to participate in accordance with customary practices and subject to customary underwriter lock-up restrictions.

Q17. If a stockholder experiences an economic hardship prior to a qualified initial public offering, will the stockholder be able to sell shares acquired on the exercise of options to raise money?

No.

Q18. Why can’t I just be granted additional options?

Because of the large number of “underwater” options, granting additional, incremental equity awards, would further increase our overhang and further dilute stockholder interests. In addition, granting additional options without cancelling any previously granted options would increase our non-cash operating expenses because we would need to expense both the Replacement Options and any remaining unrecognized compensation expense related to the Eligible Options, which would decrease our results of operations and which could negatively affect our stock price.

Q19. Can I exchange the remaining portion of an Eligible Option grant that I have already partially exercised?

Yes, any unexercised portion of an Eligible Option grant can be exchanged. If you have previously exercised a portion of an Eligible Option grant, only the portion of that option grant that has not yet been exercised will be eligible to be exchanged. The Replacement Option will only replace the portion of the Eligible Option grant that is cancelled upon the expiration of this Offer.

Q20. Can I select which of my Eligible Options to exchange?

No. If you are an Eligible Participant and choose to participate in the Option Exchange, you must elect to exchange all or none of your Eligible Options. If you previously exercised a portion of an Eligible Option prior to the commencement of this Offer, only the portion of the option grant that has not yet been exercised will be eligible for exchange. If you fail to make a proper election with respect to all of your Eligible Options, your election will be rejected.

Q21. Can I exchange both vested and unvested Eligible Options?

Yes. You can exchange Eligible Options, whether or not they are vested. Each Replacement Option, however, will have a new vesting schedule regardless of whether the surrendered option was partially vested.

Q22. What happens if the last reported sale price of Caesars common stock on the Offer Expiration Date is equal to or higher than $20.09 per share?

If the last reported sale price per share of our common stock on the Offer Expiration Date is equal to or higher than $20.09 per share, the Offer will be terminated. (See Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date,” Section 2 of the Offer to Exchange entitled “Purpose of this Offer,” Section 6 of the Offer to Exchange entitled “Conditions of this Offer” and “Risk Factors” below for additional information.) All options will automatically be withdrawn from the Option Exchange without any action by you and will not be cancelled or exchanged for Replacement Options. Instead, all such options will retain their existing terms, exercise prices and vesting schedules; however, to the extent the Offer is terminated for any reason, the vesting of the Performance-Based Eligible Options will be automatically amended on the date of the termination of the Offer to implement the revised vesting schedules set forth above, but no other changes will be made to such Performance-Based Eligible Options.

Q23. What if I leave Caesars before the Offer Expiration Date?

If you are no longer employed by or providing services to Caesars or any of our subsidiaries, whether voluntarily, involuntarily or for any other reason before the Offer Expiration Date, you will not be able to participate in the Option Exchange.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE, DIRECTOR OR SERVICE PROVIDER OF CAESARS OR ANY OF OUR SUBSIDIARIES AS DESCRIBED ABOVE ON THE OFFER EXPIRATION DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED SOME OR ALL OF YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE, AND YOU WILL RETAIN YOUR OUTSTANDING OPTION(S) IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR SERVICE, YOU MAY BE ENTITLED TO EXERCISE YOUR OUTSTANDING OPTION(S) DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF EMPLOYMENT OR SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT OR SERVICE. (See Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date” and Section 5 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of Replacement Options” below for additional information.)

Q24. What if my employment or service with Caesars is terminated after the Replacement Options are granted?

If your employment or service with Caesars or one of our subsidiaries is terminated for any reason after the Replacement Option has been granted, you will forfeit any shares of common stock underlying your Replacement Options that are unvested at the date of your termination. Any vested options may be exercised during a limited period of time following your termination of employment or service on the terms and conditions set forth in the 2012 Plan and the applicable form of Replacement Option award agreement. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for additional information.) Your ability to transfer shares of Caesars common stock may be limited under the terms of the MIRA. (For additional information on the provisions of the MIRA, see Questions 12-17 of this series of questions, and the subsection below entitled “Management Investor Rights Agreement” within Section 10 of the Offer to Exchange entitled “Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning Our Securities.”)

Q25. If I participate, what will happen to my exchanged options?

Eligible Options that you elect to tender for exchange will be cancelled on August 21, 2012, unless this Offer is extended, in which case such options will be cancelled on the Offer Expiration Date, as extended.

Q26. What happens to Eligible Options that I choose not to exchange or that Caesars does not accept for exchange?

Eligible Options that you choose not to exchange or that Caesars does not accept for exchange will remain outstanding and will retain their existing terms, exercise prices and vesting schedules; however, to the extent the Offer is terminated for any reason, the vesting of the Performance-Based Eligible Options will be automatically amended on the date of the termination of the Offer to implement the revised vesting schedules set forth above, but no other changes will be made to such Performance-Based Eligible Options.

Q27. If I currently hold non-qualified stock options, will I receive non-qualified stock options if I participate in the Option Exchange?

Yes. Each Eligible Option is a non-qualified stock option for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and the Replacement Options will also be non-qualified stock options. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” and Section 13 of the Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for additional information.)

Q28. What happens if some of my Eligible Options are subject to a domestic relations order, or comparable legal document, as the result of the end of a marriage?

Any portion of an Eligible Option that is subject to a binding domestic relations order (or comparable legal document as the result of the end of a marriage) that has been delivered to Caesars, and that is beneficially owned by a person who is not an Eligible Participant (e.g., an Eligible Participant’s ex-spouse), is not eligible to be exchanged in the Option Exchange (even if legal title to that portion of the stock option grant is held by an Eligible Participant). In this circumstance, only the portion of an Eligible Option that is beneficially owned by an Eligible Participant may be exchanged.

Q29. Can I tender Eligible Options that have been transferred to another person or a trust?

Only options that are held by an Eligible Participant qualify as Eligible Options. If your Eligible Options have been transferred to a trust, and you have full authority to tender the transferred Eligible Options (for example, as a trustee or custodian), we will consider these options held by you, and thus you may elect to tender these transferred Eligible Options. If you elect to tender any transferred Eligible Options, you will be representing to us that you have full authority to tender these transferred Eligible Options. If you do not have full authority to tender transferred options, then you may not tender those options.

Q30. What are the conditions to this Offer?

This Offer is subject to a number of conditions including the conditions described in Section 6. This Offer is not conditioned upon a minimum aggregate number of Eligible Options being tendered for exchange. (See Section 6 of the Offer to Exchange entitled “Conditions of this Offer” below for additional information.)

III.	QUESTIONS ABOUT THE ADMINISTRATION AND TIMING OF THE OPTION EXCHANGE

Q31. How do I participate in the Option Exchange?

If you currently hold outstanding Eligible Options, you were sent an email with a link to the Option Exchange website, which is available at https://www.caesarsoptionexchange.com. Follow the instructions on the website to log on to the site. This website contains important information about your Eligible Options and provides instructions on how to tender your outstanding Eligible Options in the Option Exchange.

If you choose to participate in the Option Exchange, you must take action by 9:00 p.m. Pacific Time on the Offer Expiration Date. To participate in the Option Exchange, you must complete and submit your election online through the Option Exchange website. You must elect either to exchange all or none of your Eligible Options. If you fail to make a proper election with respect to all of your Eligible Options, your election will be rejected.

Alternatively, you may submit a paper election form via facsimile by doing the following:

1.	Properly complete, date and sign the paper election form; and

2.	Submit the properly completed, dated and signed paper election form by facsimile to (001+) (702) 494-4960.

If you need a paper election form, email optionexchange@caesars.com or call Russell Goldich, Director of Compensation of Caesars, at (001+) (702) 407-6043 (9:00 a.m. to 9:00 p.m. Pacific Time, Monday through Friday).

Caesars must receive your properly completed submission via the Option Exchange website or facsimile before 9:00 p.m. Pacific Time on the Offer Expiration Date.

You can change or withdraw a previously made election any time during the Offer period; however, the last election that you make, if any, prior to 9:00 p.m. Pacific Time on the Offer Expiration Date will be final and irrevocable. In order to change or withdraw a previously made election, you must log on to the Option Exchange website and select “Request Election Change” on the home page. Once you submit your request to change your election through the Option Exchange website, you will receive an email from optionexchange@caesars.com within 24 hours indicating that your election page has been reset and providing instructions regarding how to log on to the Option Exchange website to change your election. Simply requesting an election change via the Option Exchange website will not change your election; you will need to log on to the Option Exchange website after receiving the email confirming that your election page has been reset in order to change your election. If you fail to do so, your previous election will remain in effect. Alternatively, you may submit a new election on a paper election form at any time, as described above.

If you want to participate in the Option Exchange, you must elect to exchange all of your Eligible Options.

Once your election or withdrawal is received by Caesars, whether via the Option Exchange website or via facsimile, Caesars intends to confirm the receipt of your election and/or any withdrawal by email, or, if you do not have a corporate email address, to mail you a confirmation, within 48 hours of receipt. If you do not receive a confirmation, it is your responsibility to confirm that Caesars has received your election and/or any withdrawal. If you fail to make a proper election with respect to all of your Eligible Options, your election will be rejected and Caesars will send you a notice of rejection by email, or, if you do not have a corporate email address, by mail, within 48 hours of receipt.

Elections submitted by any other means, including email, hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted, and will not be accepted.

IT IS YOUR RESPONSIBILITY TO ALLOW SUFFICIENT TIME TO ENSURE TIMELY SUBMISSION OF YOUR ELECTION AND WITHDRAWALS EITHER ONLINE THROUGH THE OPTION EXCHANGE WEBSITE OR VIA FACSIMILE. ONLY ELECTIONS AND WITHDRAWALS RECEIVED BY CAESARS BY 9:00 P.M. PACIFIC TIME ON THE OFFER EXPIRATION DATE WILL BE ACCEPTED. IF YOUR ELECTION IS NOT RECEIVED BY THIS DEADLINE, YOU WILL BE DEEMED TO HAVE REJECTED THE OFFER AND YOU WILL NOT BE ABLE TO PARTICIPATE IN THE OPTION EXCHANGE, AND ALL OPTIONS CURRENTLY HELD BY YOU WILL RETAIN THEIR EXISTING TERMS, EXERCISE PRICES AND VESTING SCHEDULES. IF YOU HAVE TECHNICAL DIFFICULTIES WITH THE OPTION EXCHANGE WEBSITE, OR TO REQUEST A PAPER ELECTION FORM, PLEASE EMAIL OPTIONEXCHANGE@CAESARS.COM OR CALL RUSSELL GOLDICH, DIRECTOR OF COMPENSATION OF CAESARS, AT (001+) (702) 407-6043.

Q32. Can I submit my election by email or mail?

No. If you wish to participate in the Option Exchange, you must submit your election online through the Option Exchange website or you may submit a paper election form by facsimile to (001+) (702) 494-4960. If you have technical difficulties with the Option Exchange website, or to request a paper election form, please email optionexchange@caesars.com or call Russell Goldich, Director of Compensation of Caesars, at (001+) (702) 407-6043.

Q33. Can I access the Option Exchange website from home?

Yes, you can access the Option Exchange website from any computer with internet access by navigating to the following address: https://www.caesarsoptionexchange.com. Follow the instructions on the website to log on to the site.

Q34. How do I find out the details about my existing options?

Information on your Eligible Options will be provided to you with this Offer on the Option Exchange website located at https://www.caesarsoptionexchange.com. If you are having technical difficulties accessing the Option Exchange website, or to request your Eligible Option information statement in a paper format, you may request information on your Eligible Options by emailing optionexchange@caesars.com or calling Russell Goldich, Director of Compensation of Caesars, at (001+) (702) 407-6043.

Q35. What is the deadline to tender my Eligible Options? How will I know if the Offer is extended?

The deadline to participate in the Option Exchange is 9:00 p.m. Pacific Time on August 21, 2012, unless the Offer is extended. This means that you must submit your election to tender your Eligible Options before that time. We may, in our sole discretion, extend this Offer at any time, but we cannot assure you that this Offer will be extended or, if extended, for how long. If this Offer is extended, we will make a public announcement of the extension no later than 6:00 a.m. Pacific Time on the next business day following the previously scheduled expiration of this Offer. If this Offer is extended, you must submit your election before the extended expiration of this Offer.

We reserve the right to reject any or all options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all Eligible Options properly and timely tendered for exchange that are not validly withdrawn prior to 9:00 p.m. Pacific Time on the Offer Expiration Date. (See Section 5 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of Replacement Options” for additional information.)

Q36. What will happen if I do not submit my election by the deadline?

If you do not submit your election by the deadline, then you will not participate in the Option Exchange, and all options currently held by you will remain intact at their original exercise price and generally subject to their original terms and conditions.

IF YOU FAIL TO SUBMIT YOUR ELECTION BY THE DEADLINE, YOU WILL NOT BE PERMITTED TO PARTICIPATE IN THE OPTION EXCHANGE.

Q37. How do I withdraw or change my previous election and what is the deadline for withdrawing or changing my previous elections?

You can withdraw or change your previously submitted election to exchange or not exchange Eligible Options at any time before 9:00 p.m. Pacific Time on August 21, 2012. If this Offer is extended beyond that time, you can withdraw or change your election at any time until the extended expiration of this Offer. To change or withdraw your previously submitted election, you must submit a new election before the election deadline.

In order to change or withdraw a previously submitted election, you must log on to the Option Exchange website and select “Request Election Change” on the home page. Once you submit your request to change your election through the Option Exchange website, you will receive an email from optionexchange@caesars.com within 24 hours indicating that your election page has been reset and providing instructions regarding how to log on to the Option Exchange website to change your election. Simply requesting an election change via the Option Exchange website will not change your election; you will need to log on to the Option Exchange website after receiving the email confirming that your election page has been reset in order to change your election. If you fail to do so, your previous election will remain in effect. Alternatively, you may submit a new election on a paper election form at any time, as described above.

It is your responsibility to confirm that we have received your correct election before the deadline. In all cases, the last election submitted and received prior to the deadline will be final and irrevocable. (See Section 4 of the Offer to Exchange entitled “Withdrawal Rights” below for additional information.)

AFTER THE DEADLINE TO WITHDRAW OR CHANGE YOUR ELECTION HAS PASSED, YOU WILL NOT BE PERMITTED TO WITHDRAW OR CHANGE YOUR ELECTION.

Q38. What if I am on vacation or leave of absence during the Offer? Can I still participate?

Yes, but you must complete and submit your election by no later than 9:00 p.m. Pacific Time on August 21, 2012, unless the Offer is extended. It is your responsibility to allow sufficient time to ensure we receive your election by this deadline through the Option Exchange website or via facsimile.

Q39. How does Caesars determine whether an Eligible Option has been properly tendered for exchange?

After the expiration of this Offer, we will accept all properly tendered Eligible Options that have not been validly withdrawn. We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any documentation relating to the tender of options for exchange. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all elections to exchange options that we determine are not in appropriate form or that we determine are unlawful to accept or were not timely made. We also reserve the right, in our discretion, to waive any of the conditions of this Offer or any defect or irregularity in any election. If we waive any of the conditions of this Offer we will do so for all option holders. No election to exchange Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the electing option holder or waived by us. Options that we do not accept for exchange will remain outstanding and retain their existing terms, exercise prices and vesting schedules.

Q40. When will the Replacement Options be granted?

We will grant the Replacement Options on the date we cancel the Eligible Options tendered for exchange. If we cancel options tendered for exchange on August 21, 2012, which is the expected Offer Expiration Date, the Replacement Options will also be granted on August 21, 2012. If this Offer is extended beyond August 21, 2012, then the Replacement Options will be granted on the expiration date of the extended Offer. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for more information.)

Q41. Can I exercise my current stock options during the Offer period?

Yes. During the Offer you may exercise any of your vested stock options that are not Eligible Options. You may also exercise any of your vested Eligible Options if you have not elected to exchange your Eligible Options in the Option Exchange. If you have elected to participate in the Option Exchange and wish to exercise any of your Eligible Options during the Offer period, you must first withdraw your election to participate in the Option Exchange (see Question 37).

Q42. What happens if Caesars is subject to a change in control AFTER the Replacement Options are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we reserve the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. It is possible that, prior to or after the grant of Replacement Options, we might effect or enter into an agreement, such as a merger or other similar transaction, in which the current stock ownership of our Company will change such that a new group of stockholders has the number of votes necessary to control stockholder voting decisions. We refer to this type of transaction as a change in control transaction.

The Replacement Options will be subject to the change in control provisions under the 2012 Plan and the applicable form of Replacement Option award agreement. To obtain information about these provisions, you can refer to the 2012 Plan, and the applicable form of Replacement Option award agreement and the related prospectus, all of which are available on the Option Exchange website or upon request by emailing optionexchange@caesars.com or calling Russell Goldich, Director of Compensation of Caesars, at (001+) (702)

407-6043 (9:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday). Copies will be provided promptly at our expense. A copy of the 2012 Plan and the forms of Replacement Option award agreements can also be found with our public filings on the SEC’s internet site at www.sec.gov. Your option agreement(s) and certain other agreements between you and Caesars may also contain provisions that affect the treatment of your options in the event of a change in control.

Q43. What happens if Caesars is subject to a change in control BEFORE the Replacement Options are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we reserve the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating this Offer and/or your right to receive Replacement Options under this Offer.

Any change in control transaction, or announcement of such transaction, could have a substantial effect on our stock price, including potentially substantial appreciation in the price of our common stock. Depending on the structure of such a transaction, price appreciation in the common stock associated with the Replacement Options could be drastically altered. For example, if our stock were to be acquired in a cash merger, the fair market value of our stock, and hence the price at which we grant the Replacement Options, would likely be a price at or near the cash price being paid for the common stock in the transaction. As a result of such a transaction, it is possible that the exercise price of the Replacement Options may be more than you might otherwise anticipate. In addition, in the event of an acquisition of our Company for stock, tendering option holders might receive options to purchase shares of a different issuer. (See Section 2 of the Offer to Exchange entitled “Purpose of this Offer” below for additional information.)

Q44. Are there other circumstances where I would not be granted Replacement Options?

Yes. Even if we accept your tendered options, we will not grant Replacement Options to you if we are prohibited by applicable law or regulations from doing so, or until all necessary government approvals have been obtained. We will use reasonable efforts to avoid a prohibition, but if prohibited by applicable law or regulation on the expiration date of this Offer, you will not be granted Replacement Options, if at all, until all necessary government approvals have been obtained. IN ADDITION, WE WILL NOT GRANT REPLACEMENT OPTIONS TO YOU IF YOU ARE NOT AN ELIGIBLE PARTICIPANT ON THE OFFER EXPIRATION DATE. (See Section 12 of the Offer to Exchange entitled “Agreements; Legal Matters; Regulatory Approvals” below for additional information.)

Q45. After the Offer Expiration Date, what happens if my Replacement Options end up underwater again?

The price of our common stock may not appreciate over the long term, and your Replacement Options may become underwater after the Offer Expiration Date. WE CAN PROVIDE NO ASSURANCE AS TO THE PRICE OF OUR COMMON STOCK AT ANY TIME IN THE FUTURE. (See Section 2 of the Offer to Exchange entitled “Purpose of this Offer” below for additional information.)

IV.	OTHER IMPORTANT QUESTIONS

Q46. What are the U.S. Federal tax consequences of my participation in the Option Exchange?

If you accept this Offer and reside and work in the United States, under current U.S. law, you generally will not recognize income for federal income tax purposes either at the time your exchanged Eligible Options are cancelled or when the Replacement Options are granted. Your Replacement Options generally will be subject to tax under U.S. tax law upon exercise and /or disposition of the underlying shares in the same manner as your exchanged options would have been, absent the exchange. If you are subject to the tax laws of a country other than the United States, even if you are a resident of the United States, you should be aware that there may be other tax consequences that may apply to you. Tax consequences may vary depending on each individual employee’s circumstances. Included as part of this Option Exchange are disclosures regarding the believed material federal tax consequences of this Offer in the United States and in countries other than the United States in which Eligible Participants are eligible to participate in the Option Exchange. You should review these disclosures carefully before deciding whether or not to participate in the Option Exchange. (See Schedule A of the Offer to Exchange entitled “A Guide to Tax and Legal Issues for Non-U.S. Employees” below for additional information.)

Q47. How should I decide whether or not to participate?

The decision to participate must be each individual’s personal decision and will depend largely on each individual’s assumptions about the future of our business, our stock price, the overall economic environment, and the performance of publicly traded stocks generally. The likely lower exercise price of Replacement Options may allow you to recognize value from your stock options sooner. However, you should consider the vesting schedule of the Replacement Options.

Your Eligible Options and Replacement Options have been loaded into the Option Exchange website, and the Exchange Simulator tool on the website (described in more detail in Question 10) allows you to model different hypothetical scenarios to see how your Replacement Options will be affected based on the exercise price of your Replacement Options and future potential movement in the price of Caesars common stock. You can model as many different scenarios as you would like before making your final election. For purposes of simulating the hypothetical future value of your Replacement Options, the Exchange Simulator tool assumes a hypothetical exercise price for your Replacement Options of $10.00 per share. This exercise price is for illustrative purposes only and you may insert alternative exercise prices, up to $20.09 per share, to see how changes in the exercise price of your Replacement Options will change the value of those options. The actual exercise price for your Replacement Options will be the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date. Therefore the actual value of your Replacement Options and the impact of future potential movements in the price of Caesars common stock on your Replacement Options may vary from what is shown on the Exchange Simulator tool. (See Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date” below for additional information.)

We understand that this will be a challenging decision for all Eligible Participants. THE OPTION EXCHANGE DOES CARRY CONSIDERABLE RISK, AND THERE ARE NO GUARANTEES OF OUR FUTURE STOCK PERFORMANCE OR THE PRICE OF OUR COMMON STOCK ON THE OFFER EXPIRATION DATE. (See Section 17 of the Offer to Exchange entitled “Miscellaneous” below for additional information.)

Q48. What do the executive officers and the members of our Board of Directors think of this Offer? Whom can I contact to help me decide whether or not I should exchange my Eligible Options?

Although our Board of Directors has approved this Offer, neither our executive officers nor the members of our Board of Directors make any recommendation as to whether you should elect to exchange or refrain from exchanging your Eligible Options. Please contact your personal financial and tax advisors to assist you in determining if you should exchange your Eligible Options.

Q49. What are some of the potential risks if I choose to exchange my outstanding Eligible Options?

We cannot predict how our stock or the stock market will perform before the date that the Replacement Options will be granted, and the price of Caesars stock may increase significantly. This could result in the new grants having a higher exercise price than you expected. If you elect to participate in the Option Exchange, the vesting of each Replacement Option granted to you will be subject to a new vesting schedule. This means that you will be required to continue working or providing services for Caesars or our subsidiaries for a period of time after the date on which your Replacement Option is granted in order to be fully vested in the Replacement Option. If your service terminates for any reason prior to vesting of your Replacement Option, you will forfeit the then-unvested portion of your Replacement Option. (See “Risk Factors” below for additional information.)

Q50. Whom should I ask questions regarding this Offer?

If you have questions regarding the Offer or have requests for assistance (including requests for additional or paper copies of this Offer to Exchange document or other documents relating to the Option Exchange), please email optionexchange@caesars.com or call Russell Goldich, Director of Compensation of Caesars, at (001+) (702) 407-6043 (9:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday).

CAESARS MAKES NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OPTION EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO PARTICIPATE. WE ENCOURAGE YOU TO SPEAK WITH YOUR FINANCIAL, LEGAL AND/OR TAX ADVISORS AS NECESSARY, BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OPTION EXCHANGE.

RISK FACTORS

Participation in the Option Exchange involves a number of potential risks and uncertainties, including those described below. This list and the risk factors set forth under the heading entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC, highlight the material risks related to Caesars which may impact your decision of participating in the Option Exchange. You should carefully consider these risks and we encourage you to speak with your financial, legal and/or tax advisors before deciding whether to participate in the Option Exchange. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences of participating in the Option Exchange, as well as the rest of the Offer Documents for a more in-depth discussion of the risks that may apply to you.

In addition, the Offer Documents and our SEC reports referred to above include “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in the Offer Documents and our SEC reports referred to above that are not purely historical are forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and our Annual Report on Form 10-K for the year ended December 31, 2011. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in the Offer Documents.

Risks Related to This Offer

If you exchange Eligible Options for Replacement Options in the Option Exchange and your employment or service with Caesars or its subsidiaries terminates before the Replacement Options fully vest, you will forfeit any unvested portion of your Replacement Options.

Generally, if your employment or service with Caesars terminates, your Replacement Options will cease vesting, and any Replacement Options that are unvested at the time of termination of your employment or service cannot be exercised and will be forfeited, unless otherwise provided by the administrator of the 2012 Plan. Accordingly, if you exchange Eligible Options for Replacement Options in the Option Exchange and your employment or service with Caesars terminates before the Replacement Options fully vest, you will forfeit any unvested portion of your Replacement Options even if the Eligible Options surrendered in the Option Exchange were vested at the time of the exchange, unless the terms of the 2012 Plan or the applicable form of Replacement Option award agreement provide otherwise.

Nothing in the Offer should be construed to confer upon you the right to remain an employee, director or service provider of Caesars. The terms of your employment or service with Caesars remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the Offer Expiration Date or thereafter.

If the price of our common stock decreases after the Offer Expiration Date, you will not be able to realize any gain from the exercise of your Replacement Options.

The Replacement Options will have an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date. If the trading price of our common stock decreases after the Offer Expiration Date, the exercise price of your Replacement Options will be greater than the trading price of our common stock, and you will not be able to realize any gain from the exercise of your Replacement Options. The trading price of our common stock has been volatile and there can be no assurances regarding the future price of our common stock or that the trading price of our common stock will increase after the Offer Expiration Date.

Any time-based Replacement Options you receive in the Option Exchange may have less favorable vesting terms than those of the related Time-Based Eligible Options you are surrendering. This means that if your employment or service with us terminates during the new time-based vesting period, or if the Replacement Option otherwise terminates prior to your being fully vested in it, you might have been better off if you had continued holding the Time-Based Eligible Option rather than exchanging it for a Replacement Option.

If you elect to participate in the Option Exchange, the vesting of each time-based Replacement Option granted to you will be subject to a four-year vesting schedule. This means that you will be required to continue working for Caesars or our subsidiaries for four years after the date on which your time-based Replacement Option is granted in order to be fully vested in the time-based Replacement Option. If your employment or service terminates for any reason prior to vesting of your Replacement Options, you will forfeit the then-unvested portion of your Replacement Options.

You should carefully consider the relative benefit to you if the vesting of your Time-Based Eligible Options has already accrued, compared to the benefit of a lower-priced option with a longer vesting period. If our stock price increases in the future to a value above the exercise price of a Time-Based Eligible Option that you surrender in the Option Exchange, you could conclude that it would have been preferable to have retained the Eligible Option with its higher exercise price and greater amount of accrued vesting rather than have surrendered it for a time-based Replacement Option with a lower exercise price and new vesting schedule.

If you are subject to foreign tax laws, even if you are a resident of the United States, there may be tax and social insurance consequences relating to this Offer.

If you are subject to the tax laws of another country, even if you are a resident of the United States, you should be aware that there may be other tax and social insurance consequences that may apply to you. You should read Schedule A attached to this Option Exchange. Schedule A discusses the tax consequences relating to this Offer for your country of residence. You should also be certain to consult your own tax advisors to discuss these consequences.

Risks Related to Our Business and Common Stock

You should carefully review the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and our Annual Report on Form 10-K for the year ended December 31, 2011 and also the other information provided in the Offer Documents and the other materials that we have filed with the SEC, before making a decision on whether or not to tender your Eligible Options. You may access these filings electronically at the SEC’s Internet site at http://www.sec.gov. In addition, we will provide without charge to you, upon your written or oral request, a copy of any or all of the documents to which we have referred you. See Section 16 of the Offer to Exchange entitled “Additional Information” for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports.

THIS OFFER

1.	Eligibility; Number of Options; Offer Expiration Date.

Upon the terms and subject to the conditions of the Offer Documents, we are offering Eligible Participants the opportunity to exchange certain outstanding options to purchase shares of our common stock. The Replacement Options will be granted as of the date on which we cancel the Eligible Options elected for exchange.

Eligible Options are those that:

•	were granted on or prior to February 9, 2012 under our Equity Plans; and

•	have an exercise price equal to or greater than $20.09 per share.

Additionally, options that expire pursuant to their terms prior to the completion of the Option Exchange will be forfeited as of the expiration date and will not eligible to be exchanged for Replacement Options.

You are an Eligible Participant for purposes of this Offer only if you:

•

are an employee, director or service provider of Caesars or any of our subsidiaries on the date of commencement of this Offer and remain an employee, director or service provider of Caesars or any of our subsidiaries through the Offer Expiration Date; and

•	hold at least one Eligible Option on the date of commencement of this Offer.

The outstanding options that you hold give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options. Thus, when we use the term “option” in the Offer Documents, we refer to the actual options you hold to purchase shares of our common stock and not the shares underlying those options.

If you elect to exchange your Eligible Options, you will not be eligible to receive Replacement Options unless you continue to be employed by or provide services to Caesars or any of our subsidiaries on the Offer Expiration Date.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE, DIRECTOR OR SERVICE PROVIDER OF CAESARS OR ANY OF OUR SUBSIDIARIES AS DESCRIBED ABOVE ON THE OFFER EXPIRATION DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED SOME OR ALL OF YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE, AND YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR EMPLOYMENT OR SERVICE, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF EMPLOYMENT OR SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT OR SERVICE.

The Replacement Options will have the terms described below in Section 8. You must elect to exchange all or none of your Eligible Options in the Option Exchange if you wish to participate. If you later elect to withdraw from participation in the Option Exchange, you must withdraw all of your Eligible Options. If you have previously exercised a portion of your Eligible Options, only the portion of your Eligible Options that have not yet been exercised will be eligible to be exchanged. You must elect to either exchange all or none of your Eligible Options. If you fail to make a proper election with respect to all of your Eligible Options, your election will be rejected.

If you properly tender your Eligible Options and such tendered options are accepted for exchange, the tendered options will be cancelled. Subject to the terms of this Offer, each Eligible Option that you tender for exchange will be exchanged, on a one-for-one basis, for the grant of a Replacement Option to purchase the same number of shares of common stock as were subject to the Eligible Option. For example, if you tender an Eligible Option to purchase 1,000 shares of our common stock for exchange, you will receive a Replacement Option to purchase 1,000 shares of our common stock. Alternatively, if you tender multiple Eligible Options that, in total, represent the right to purchase 2,000 shares of our common stock, you will receive a Replacement Option to purchase 2,000 shares of our common stock.

The Exchange Simulator tool on the Option Exchange website allows you to model different hypothetical scenarios regarding the future trading prices of Caesars common stock and see the effect of changes in the exercise price of your Replacement Options and future trading prices on the potential future values of your Replacement Options. The Exchange Simulator tool does not calculate the actual future value of Replacement Options, as the values generated by the tool depend on your estimate of the future value of our stock and do not take into account all relevant factors that may affect the actual value or any applicable taxes. Further, for purposes of simulating the hypothetical future value of your Replacement Options, the Exchange Simulator tool assumes a hypothetical exercise price for your Replacement Options of $10.00 per share. This exercise price is for illustrative purposes only and you may insert alternative exercise prices, up to $20.09 per share, to see how changes in the exercise price of your Replacement Options will change the value of those options. The actual exercise price for your Replacement Options will be the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date. Therefore the actual value of your Replacement Options and the impact of future potential movements in the price of Caesars common stock on your Replacement Options may vary from what is shown on the Exchange Simulator tool. The Exchange Simulator tool is being provided to you solely for your convenience for the purpose of providing you with limited mathematical simulations of the potential value that could be received from exchanging your Eligible Options, and does not take into account all of the factors that you should consider in deciding whether to participate in the Option Exchange. The Exchange Simulator is only an aid and does not in any way change or supplement the terms of Option Exchange, nor does it constitute a recommendation as to whether you should or should not participate in the Option Exchange.

The term “Offer Expiration Date” means 9:00 p.m. Pacific Time on August 21, 2012, unless and until we, in our sole discretion, extend the period of time during which this Offer will remain open, in which event the term “Offer Expiration Date” refers to the latest time and date at which this Offer, as so extended, expires. See Section 14 of this Option Exchange entitled “Extension of Offer; Termination; Amendment” for a description of our rights to extend, delay, terminate and amend this Offer.

For purposes of this Offer, a “business day” means any day other than a Saturday, a Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 9:00 p.m., Eastern Time of each such day.

2.	Purpose of this Offer.

Like many companies in our sector, we have experienced a significant decline in our stock price. As a result, our outstanding stock options have exercise prices that exceed, in some cases significantly, the recent trading prices of our common stock. The market for exceptional employees, however, remains extremely competitive, notwithstanding current economic conditions and relatively high U.S. unemployment.

We believe these underwater stock options are no longer effective as incentives to motivate and retain our employees. We believe that employees generally perceive these options to have little or no value. In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, they will remain on our financial statements with the potential to dilute stockholders’ interests for up to the full term of the options, while delivering relatively little retentive or incentive value, unless they are surrendered or cancelled.

The objective of our equity incentive programs has been, and continues to be, to link the personal interests of equity incentive plan participants to those of our stockholders, and we believe that the Option Exchange is an important component in our efforts to achieve that goal.

THERE IS NO GUARANTEE THAT THE INTENDED BENEFITS OF THE OPTION EXCHANGE WILL BE REALIZED CONSIDERING THE UNPREDICTABILITY OF THE PRICE OF CAESARS COMMON STOCK AND THE STOCK MARKET.

We may engage in transactions in the future that could significantly change our structure, ownership, organization or management or the make-up of our Board of Directors and that could significantly affect the price of our common stock. If we engage in such a transaction or transactions prior to the date we grant the Replacement Options, our stock price could increase (or decrease) and the exercise price of the Replacement Options could be higher (or lower) than the current trading prices of our common stock. The exercise price of any Replacement Options granted to you in return for options you elect to exchange will, except as otherwise described in the Offer to Exchange with respect to certain Time-Based Eligible Options, be the fair market value of our common stock on the Offer Expiration Date. You will be at risk of any increase in our stock price during the period prior to the Offer Expiration Date for these and other reasons.

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we reserve the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive Replacement Options under this Offer. If we were to terminate your right to receive Replacement Options under this Offer in connection with such a transaction, your original options will remain outstanding pursuant to their original terms; however, to the extent the Offer is terminated for any reason, the vesting of the Performance-Based Eligible Options will be automatically amended on the date of the termination of the Offer to implement the revised vesting schedules set forth above, but no other changes will be made to such Performance-Based Eligible Options.

Subject to the foregoing, and except as otherwise disclosed in the Offer Documents or in our filings with the SEC that are incorporated by reference, as of the date hereof, we have no plans, proposals or negotiations (although we often consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:

(a) any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;

(b) any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiaries;

(c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

(d) any change in our present Board of Directors or management other than to fill any existing vacancies in our senior management team, including, but not limited to, any plans or proposals to change the number or the terms of directors or to fill any existing Board vacancies or to change any material term of the employment contract of any executive officer;

(e) any other material change in our corporate structure or business;

(f) our common stock being delisted from any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;

(g) our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(h) the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

(i) the acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

(j) any change in our certificate of incorporation or bylaws, or any actions which could impede the acquisition of control of us by any person.

NEITHER WE NOR OUR BOARD OF DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION PROVIDED IN CONNECTION WITH THIS OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS.

3.	Procedures for Electing to Exchange Options.

Proper exchange of options. Participation in the Option Exchange is voluntary. If you choose to participate in the Option Exchange, you must submit your election online through the Option Exchange website before the Offer Expiration Date, which is expected to be 9:00 p.m. Pacific Time, on August 21, 2012. You must elect either to exchange all or none of your Eligible Options. If you fail to make a proper election with respect to all of your Eligible Options, your election will be rejected.

If for any reason you are unable to access the Option Exchange website, you may submit a paper election form by facsimile to (001+) (702) 494-4960, but it must be completed, signed and received by 9:00 p.m. Pacific Time, on August 21, 2012 (or such later time and date as may apply if the Offer is extended).

To obtain a paper election form, email optionexchange@caesars.com or call Russell Goldich, Director of Compensation of Caesars, at (001+) (702) 407-6043 (9:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday).

As noted above, if you elect to exchange any of your Eligible Option grants, you must elect to exchange all of your Eligible Option grants. This means that if you hold more than one Eligible Option grant, you must elect to exchange all of your Eligible Option grants in order to participate in the Option Exchange. No partial exchanges of Eligible Options will be permitted. For a summary of your Eligible Options, please refer to the Option Exchange website, which, among other things, lists your Eligible Options, the grant date of your Eligible Options, the exercise price(s) of your Eligible Options, the number of outstanding shares subject to your Eligible Options and the number of Replacement Options you would receive in exchange for each Eligible Option.

Your election to participate becomes irrevocable after the Offer Expiration Date, which is 9:00 p.m. Pacific Time on August 21, 2012 unless the Offer is extended, in which case your election will become irrevocable after the new Offer Expiration Date. You may change your mind after you have submitted an election and withdraw from the Offer at any time before 9:00 p.m. Pacific Time on the Offer Expiration Date, as described in Section 4 of the Offer to Exchange entitled “Withdrawal Rights”. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive before 9:00 p.m. Pacific Time on the Offer Expiration Date.

In order to change or withdraw a previously submitted election, you must log on to the Option Exchange website and select “Request Election Change” on the home page. Once you submit your request to change your election through the Option Exchange website, you will receive an email from optionexchange@caesars.com within 24 hours indicating that your election page has been reset and providing instructions regarding how to log on to the Option Exchange website to change your election. Simply requesting an election change via the Option Exchange website will not change your election; you will need to log on to the Option Exchange website after receiving the email confirming that your election page has been reset in order to change your election. If you fail to do so, your previous election will remain in effect. Alternatively, you may submit a new election on a paper election form at any time, as described above.

ONCE YOUR ELECTION IS RECEIVED BY CAESARS, WHETHER VIA THE OPTION EXCHANGE WEBSITE OR VIA FACSIMILE, CAESARS INTENDS TO CONFIRM THE RECEIPT OF YOUR ELECTION FORM WITHIN 48 HOURS OF RECEIPT. IF YOU DO NOT RECEIVE A CONFIRMATION, IT IS YOUR RESPONSIBILITY TO CONFIRM THAT CAESARS HAS RECEIVED YOUR ELECTION AND/OR ANY

WITHDRAWAL. IF YOU FAIL TO MAKE A PROPER ELECTION WITH RESPECT TO ALL OF YOUR ELIGIBLE OPTIONS, OR IF YOU ELECT TO EXCHANGE SOME BUT NOT ALL OF YOUR ELIGIBLE OPTIONS, YOUR ELECTION WILL BE REJECTED AND CAESARS WILL SEND YOU A NOTICE OF REJECTION BY EMAIL, OR, IF YOU DO NOT HAVE A CORPORATE EMAIL ADDRESS, BY MAIL, WITHIN 48 HOURS OF RECEIPT.

ONLY ELECTIONS THAT ARE COMPLETE AND ACTUALLY RECEIVED BY CAESARS BY 9:00 P.M. PACIFIC TIME ON THE OFFER EXPIRATION DATE WILL BE ACCEPTED. ELECTIONS MAY BE SUBMITTED ONLY VIA THE OPTION EXCHANGE WEBSITE OR BY FACSIMILE. ELECTIONS SUBMITTED BY ANY OTHER MEANS, INCLUDING EMAIL, HAND DELIVERY, INTEROFFICE, UNITED STATES MAIL (OR OTHER POST) AND FEDERAL EXPRESS (OR SIMILAR DELIVERY SERVICE), ARE NOT PERMITTED AND WILL NOT BE ACCEPTED.

We will strictly enforce the offering period, subject only to any extension, which we may grant in our sole discretion.

Our receipt of your election is not by itself an acceptance of your Eligible Options for exchange. For purposes of this Offer, we will be deemed to have accepted Eligible Options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of Eligible Options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Eligible Options accepted for exchange will be cancelled as of the Offer Expiration Date.

If you do not submit your election by 9:00 p.m. Pacific Time on the Offer Expiration Date, then you will not participate in the Option Exchange, and all stock options currently held by you will remain intact at their original price and with their original terms.

Subject to our rights to extend, terminate and amend this Offer, we currently expect that we will accept, promptly after 9:00 p.m. Pacific Time on the Offer Expiration Date, all properly tendered Eligible Options that have not been validly withdrawn. We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Eligible Option grants. We reserve the right to reject any election or any Eligible Option tendered for exchange that we determine is not in appropriate form or that we determine is unlawful to accept or not timely made. Neither we nor any other person is obligated to give notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any notice. No surrender of Eligible Options will be deemed to have been made properly until all defects or irregularities have been cured by the tendering holder of the Eligible Options or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. Subject to Rule 13e-4 under the Exchange Act, we also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any surrender with respect to any particular Eligible Options or any particular Eligible Participant.

Our acceptance constitutes an agreement.

Your election to exchange Eligible Options through the procedures described above constitutes your acceptance of the terms and conditions of this Offer, and will be controlling, absolute and final, subject to your withdrawal rights under the Offer as described in Section 4 of the Offer to Exchange entitled “Withdrawal Rights” and our acceptance of your tendered Eligible Options in accordance with the Offer as described in Section 5 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of Replacement Options.” OUR ACCEPTANCE OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE WILL CONSTITUTE A BINDING AGREEMENT BETWEEN CAESARS AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THIS OFFER.

4.	Withdrawal Rights.

You can only withdraw your election to exchange your Eligible Options in accordance with the provisions of this Section 4.

You can withdraw your election to exchange your Eligible Options at any time before 9:00 p.m. Pacific Time on the Offer Expiration Date, currently scheduled for August 21, 2012. If the Offer Expiration Date is extended by us, you can withdraw your election to exchange your Eligible Options at any time until 9:00 p.m. Pacific Time on the Offer Expiration Date, as it may be extended.

In addition, although we intend to accept all validly tendered Eligible Options immediately after the expiration of this Offer, if we have not accepted your Eligible Options within 40 business days of the commencement of this Offer, you may withdraw your election to exchange your Eligible Options at any time thereafter.

In order to change or withdraw a previously submitted election, you must log on to the Option Exchange website and select “Request Election Change” on the home page. Once you submit your request to change your election through the Option Exchange website, you will receive an email from optionexchange@caesars.com within 24 hours indicating that your election page has been reset and providing instructions regarding how to log on to the Option Exchange website to change your election. Simply requesting an election change via the Option Exchange website will not change your election; you will need to log on to the Option Exchange website after receiving the email confirming that your election page has been reset in order to change your election. If you fail to do so, your previous election will remain in effect. Alternatively, you may withdraw your previously submitted election by submitting a paper election form by facsimile to (001+) (702) 494-4960 that indicates that you are electing not to exchange your Eligible Options. You must submit the new election before 9:00 p.m. Pacific Time on the Offer Expiration Date.

It is your responsibility to confirm that we received your new election indicating the withdrawal of your election to exchange your Eligible Options before the Offer Expiration Date. If you elect to withdraw your election to exchange your Eligible Options, you must withdraw your election with respect to all of your Eligible Options.

You cannot rescind any withdrawal, and your Eligible Options will thereafter be deemed not properly tendered for exchange for purposes of this Offer, unless you properly re-elect to exchange all of your Eligible Options before the Offer Expiration Date by following the procedures described in Section 3 of the Offer to Exchange entitled “Procedures for Electing to Exchange Options.”

Neither Caesars nor any other person is obligated to give notice of any defects or irregularities in any election withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of notices or elections of withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination on these matters will be final and binding on all parties.

5.	Acceptance of Options for Exchange; Grant of Replacement Options.

Upon the terms and subject to the conditions of this Offer, including those conditions listed in Section 6 of the Offer to Exchange entitled “Conditions of this Offer” below, and promptly following the expiration of this Offer, we will accept for exchange and cancel Eligible Options properly tendered for exchange and not validly withdrawn before the Offer Expiration Date. Once your Eligible Options have been accepted for exchange, you will receive a confirmation notice promptly following the expiration of this Offer confirming that your Eligible Options have been accepted for exchange and cancelled.

If your Eligible Options are properly elected for exchange and accepted by us, we will cancel your Eligible Options on the Offer Expiration Date, and you will also be granted Replacement Options on the Offer Expiration Date.

If you are no longer an employee, director or service provider of Caesars or any of our subsidiaries, whether voluntarily, involuntarily, or for any other reason before the Offer Expiration Date, you will not be able to participate in the Option Exchange. Also, if you change your place of residence to a country where this Offer is prohibited under local regulations, you will not be able to participate in the Option Exchange.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE, DIRECTOR OR SERVICE PROVIDER OF CAESARS OR ANY OF OUR SUBSIDIARIES AS DESCRIBED ABOVE ON THE OFFER EXPIRATION DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED SOME OR ALL OF YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE, AND YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR EMPLOYMENT OR SERVICE, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF EMPLOYMENT OR SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT OR SERVICE.

For purposes of this Offer, we will be deemed to have accepted for exchange options that are validly elected for exchange and not properly withdrawn, when we give written notice to the option holders of our acceptance for exchange of such options; such notice may be given by press release, email or letter. Subject to our rights to extend, terminate and amend this Offer, we expect that you will receive your Replacement Option agreement as promptly as practicable after the Offer Expiration Date.

6.	Conditions of this Offer.

Notwithstanding any other provision of the Offer Documents, we will not be required to accept any options elected for exchange, and we may terminate or amend this Offer, or postpone our acceptance and cancellation of any options elected for exchange, in each case subject to certain limitations, if at any time on or after the date of commencement of the Offer and prior to the Offer Expiration Date any of the following events has occurred, or in our reasonable judgment, has been determined by us to have occurred, regardless of the circumstances giving rise thereto, other than acts or omissions to act by us:

(a) there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this Offer, the acquisition of some or all of the options elected for exchange pursuant to this Offer or the issuance of Replacement Options;

(b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to this Offer or us, by any court or any authority, agency or tribunal that would or might directly or indirectly:

•	make the acceptance for exchange of, or issuance of Replacement Options for, some or all of the options elected for exchange illegal or otherwise restrict or prohibit consummation of this Offer;

•	delay or restrict our ability, or render us unable, to accept for exchange or grant Replacement Options for some or all of the options elected for exchange; or

•	materially and adversely affect the business, condition (financial or other), income, operations or prospects of Caesars;

(c) there shall have occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•

the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any jurisdiction in which the Company or its subsidiaries operate, whether or not mandatory;

•

the commencement or escalation of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States or any jurisdiction in which the Company or its subsidiaries operate;

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the United States or any jurisdiction in which the Company or its subsidiaries operate;

•

any decrease of greater than 50% of the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of Caesars or on the trading in our common stock;

•	in the case of any of the foregoing existing at the time of the commencement of this Offer, a material acceleration or worsening thereof; or

•

any decline in either the NASDAQ Composite Index or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on the date of commencement of the Offer;

(d) a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

•

any person, entity or group within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer;

•

any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

•

any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us;

(e) any of the situations described above existed at the time of commencement of this Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this Offer;

(f) any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of Caesars that, in our reasonable judgment, is or may have a material adverse effect on Caesars; or

(g) the last reported sale price of our common stock on the NASDAQ on the Offer Expiration Date is equal to or greater than $20.09 per share.

The conditions to this Offer are for our benefit. We may assert them in our sole discretion regardless of the circumstances giving rise to them before the Offer Expiration Date, other than acts or omissions to act by us. We may waive them, in whole or in part, at any time and from time to time prior to the Offer Expiration Date, in our reasonable discretion, whether or not we waive any other condition to this Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination we make concerning the events described in this Section 6 will be final and binding on all persons.

7.	Price Range of Common Stock Underlying the Options.

Our common stock is listed on the NASDAQ under the symbol “CZR.”

The following table shows, for the periods indicated, the high and low sales prices of our common stock as listed on the NASDAQ. Prior to February 8, 2012, the date of our initial public offering, there was no established trading market for our common stock.

	HIGH	LOW

Fiscal Year Ending December 31, 2012
Second Quarter	15.74	11.03
First Quarter	$17.90	9.00

As of July 19, 2012, the last reported sale price of our common stock on the NASDAQ was $9.09 per share.

WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS.

8.	Source and Amount of Consideration; Terms of Replacement Options.

Consideration

We will grant Replacement Options, subject to applicable laws and regulations, in exchange for Eligible Options properly tendered for exchange by you and accepted by us for exchange. As of July 1, 2012, there were outstanding Eligible Options to purchase an aggregate of 7,681,893 shares of the Company’s common stock.

The terms of the Replacement Options will depend on whether those Replacement Options are granted in exchange for Time-Based Eligible Options or Performance-Based Eligible Options, as follows:

Exercise Price of Replacement Options

Each Replacement Option will have an exercise price determined as follows:

Time-Based Options. Each Replacement Option granted in exchange for a Time-Based Eligible Option will have an exercise price determined as follows:

•	Immediately Vested Options will have an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date.

•

Replacement Options Vesting On or Prior to the Second Anniversary of the Offer Expiration Date will be exercisable at an exercise price of $20.09 per share until the second anniversary of the Offer Expiration Date; after such date, these Replacement Options will have an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date.

•

Replacement Options Vesting After Second Anniversary of the Offer Expiration Date will have an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date.

Performance-Based Eligible Options. Each Replacement Option granted in exchange for a Performance-Based Eligible Option will have an exercise price equal to the last reported sale price per share of the Company’s common stock on the NASDAQ on the Offer Expiration Date.

Vesting of Replacement Options

Each Replacement Option will have a new vesting schedule determined on a grant-by-grant basis, as follows:

Vesting of Time-Based Options. Each Replacement Option granted in exchange for a Time-Based Eligible Option will have a new vesting schedule as follows: 20% of the Replacement Options will be immediately vested, with the remainder vesting in four equal installments of 20% each on each of the first four anniversaries of the Offer Expiration Date.

The Replacement Options granted in exchange for Time-Based Eligible Options will also have the following additional vesting provisions:

•

In the event of the Eligible Participant’s death or Disability (as defined below), the portion of the time-based Replacement Options held by such Eligible Participant that would have vested on the anniversary of the grant date of such Replacement Options that immediately follows the date of termination will become vested and exercisable on such termination of employment.

•

In the event of the Eligible Participant’s “Qualifying Termination” (as defined in the 2012 Plan), 100% of the then-outstanding unvested portion of the time-based Replacement Options held by such Eligible Participant will become vested and exercisable on such termination of employment.

For purposes of the Replacement Options, a “Qualifying Termination” shall mean, with respect to an Eligible Participant, (1) a termination of such Eligible Participant’s employment or service due to death or Disability, (2) a termination of such Eligible Participant’s employment or service by the Company without Cause (as defined below) or by the Participant for Good Reason (as defined below), or (3) with respect to an Eligible Participant with an effective employment agreement with the Company or one of its subsidiaries, a termination of such Eligible Participant’s employment due to the delivery by the Company to such Eligible Participant of a notice of nonrenewal of such employment agreement, in the case of each of clauses (1), (2) and (3), within the three-year period following a Change in Control (as defined below).

For purposes of the Replacement Options, “Cause” will have the meaning in an employment agreement between us and an Eligible Participant, or, if such Eligible Participant is not a party to an agreement defining “Cause,” then “Cause” will generally mean the termination of the Eligible Participant’s employment us on account of (1) the willful failure of the Eligible Participant to perform substantially his or her duties or to follow a lawful reasonable directive from the Board or his or her direct report (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Eligible Participant which specifically identifies the manner in which we believe that he or she has not substantially performed such duties or followed a lawful reasonable directive and the participant is given a reasonable opportunity (not to exceed 30 days) to cure any such failure to substantially perform, if curable; (2)(A) any willful act of fraud, embezzlement or theft by the Eligible Participant, in each case, in connection with his or her duties or in the course of his or her employment with or performance of services for us or (B) the Eligible Participant’s admission in any court, or conviction of, a felony; or (3) the Eligible Participant being found unsuitable for, or having a gaming license denied or revoked by, the gaming regulatory authorities in certain specified states or any other applicable area in we do business at the time of determination.

For purposes of the Replacement Options, “Good Reason” will have the meaning in an employment agreement between us and an Eligible Participant, or, if such Eligible Participant is not a party to an agreement defining “Good Reason,” then “Good Reason” will generally mean, without the participant’s express written consent, (1) a material diminution by the Company or its applicable subsidiary in the participant’s annual base salary, as the same may be increased from time to time, other than a reduction in base salary that applies to a similarly situated class of employees of the Company or its subsidiaries, or (2) relocation by the Company or any of its subsidiaries of the participant’s principal place of employment to a location that is more than 50 miles from the participant’s principal place of employment upon the date of grant of an award; provided, that if the new principal place of employment is closer to such participant’s residence than the prior principal place of employment, then such relocation shall not be Good Reason.

For purposes of the Replacement Options, “Change in Control” means the occurrence of any of the following events: (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any person or group of related persons for purposes of Section 13(d) of the Exchange Act, other than to one of the Sponsors, (2) the approval by the holders of the outstanding voting securities of the Company of any plan or proposal for the liquidation or dissolution of the Company, (3) any person or group of related persons for purposes of Section 13(d) of the Exchange Act, other than one of the Sponsors, becomes the beneficial owner, directly or indirectly, of common stock representing more than 50% of the combined voting power of the Company entitled to vote generally in the election of directors, (4) the replacement of a majority of the Board over a two-year period of the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, a Sponsor; or (5) consummation of a merger, consolidation or other transaction involving the Company following which the Sponsors do not hold capital stock or other securities of the surviving corporation (A) with voting power to elect a majority of the surviving entity’s board of directors or (B) representing at least 50% of the equity securities of the surviving entity.

Vesting of Performance-Based Options. Each Replacement Option granted in exchange for a Performance-Based Eligible Option will have a new vesting schedule as follows:

•

With respect to the Eligible Options subject to vesting if funds affiliated with the Sponsors achieve a return on their investment that is equal to or greater than 1.5x, the Replacement Options granted in exchange for such options will vest on the date that the Company’s 30-day trailing average closing common stock price equals or exceeds $35.00 per share.

•

With respect to the Eligible Options subject to vesting if funds affiliated with the Sponsors achieve a return on their investment that is equal to or greater than 2.0x, the Replacement Options granted in exchange for such options will vest on the date that the Company’s 30-day trailing average closing common stock price equals or exceeds $57.41 per share.

•

Vesting of Loveman Performance-Based Option. With respect to the Loveman Performance-Based Option, the Replacement Option granted in exchange for the Loveman Performance-Based Option will vest on the date that the Company’s 30-day trailing average closing common stock price equals or exceeds $57.41 per share.

The only exception to the foregoing discussion of the vesting of the Replacement Options may be in countries where local law requires otherwise.

Except as noted otherwise in this Offer to Exchange (including, but not limited to, with respect to Replacement Options granted in exchange for Performance-Based Eligible Options), vesting and exercise of Replacement Options are dependent upon continued employment or service with Caesars or any of our subsidiaries. Replacement Options are subject to the terms and conditions as provided for in the 2012 Plan and the applicable form of Replacement Option award agreement and may be forfeited if not vested at the time of termination of employment or service.

SUBJECT TO APPLICABLE LAW, NOTHING IN THIS DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE, DIRECTOR OR SERVICE PROVIDER OF THE COMPANY OR ANY OF ITS SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT OR SERVICE WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN OUR EMPLOY OR SERVICE UNTIL THE OFFER EXPIRATION DATE OR AFTER THAT DATE.

IF YOU EXCHANGE ELIGIBLE OPTIONS FOR REPLACEMENT OPTIONS AND YOU CEASE TO BE AN EMPLOYEE, DIRECTOR OR SERVICE PROVIDER OF THE COMPANY OR ANY OF ITS SUBSIDIARIES BEFORE THE REPLACEMENT OPTIONS ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR REPLACEMENT OPTION.

Terms of Replacement Options

The Replacement Options will have the terms and be subject to the conditions as provided for in the 2012 Plan and the applicable form of Replacement Option award agreement. Each Replacement Option will have a new ten-year term measured from the Offer Expiration Date, unless otherwise prohibited under local law, subject to earlier expiration of the option following termination of your service with Caesars or any of our subsidiaries.

Generally, you may exercise the vested portion of your Replacement Option at any time during the option’s ten-year term. If, however, your employment or service with Caesars or any of our subsidiaries terminates prior to any portion of your Replacement Option becoming vested, you will forfeit the unvested portion of your Replacement Option.

In general, in the event of your termination of employment or service with Caesars or any of our subsidiaries, your Replacement Option will terminate and cease to be exercisable on the first to occur of the following:

•	In the event of your termination as a result of your termination by the Company or any of our subsidiaries for Cause, the commencement of business on your date of termination.

•	In the event of your termination as a result of death, the date that is one year following your termination.

•	In the event of your termination as a result of your Disability or “Retirement” (as defined below), the date that is 180 days following your termination.

•

In the event of your termination as a result of your termination by the Company or any of our subsidiaries other than for Cause, death or Disability, or by you for Good Reason, the date that is 120 days following your termination (with respect to Mr. Loveman, this provision will also apply in the event his employment is terminated as a result of the nonrenewal of his employment agreement by us).

•	In the event of your resignation without Good Reason, the date that is 60 days following your termination.

•	The date that is ten years following the Offer Expiration Date.

Notwithstanding the foregoing, if you are a party to an employment or severance agreement with us, in the event you resign your employment for any reason, or if you are not a party to an employment or severance agreement with us and you resign your employment without Good Reason, then all of your vested and unvested Replacement Options will terminate immediately on the commencement of business on the date you join a competitor.

With respect to Replacement Options granted in exchange for Performance-Based Eligible Options, if an Eligible Participant’s employment is terminated by us other than for Cause, or if an Eligible Participant terminates his or her employment for Good Reason (and, with respect to Mr. Loveman, in the event his employment is terminated as a result of the nonrenewal of his employment agreement by us), in each case prior to the date on which such Replacement Options have fully vested, such Replacement Options will remain eligible to vest according to their terms for a period of six months following such date of termination, provided, that, if we are a party to a written agreement or binding letter of intent at the time of such termination, or we enter into such a written agreement or binding letter of intent during the three month period immediately following such termination, the consummation of which would result in the occurrence of a Change in Control, such Replacement Options will remain eligible to vest until such Change in Control is consummated or the written agreement or binding letter of intent is terminated (the “Post-Termination Vesting Period”). For purposes of clarification, if there is no vesting event after the termination of an Eligible Participant’s employment without Cause or for Good Reason and prior to the scheduled expiration date of the Replacement Options, the Replacement Options will terminate on the scheduled expiration date. In the event that the Replacement Options become exercisable by operation of the provision described in this paragraph, such Replacement Options will remain exercisable until the earlier of (1) six–months following the date on which the Replacement Options become exercisable and (2) the tenth anniversary of the Offer Expiration Date.

For purposes of the Replacement Options, “Retirement” means a voluntary termination of employment that occurs on or after the first date on which an Eligible Participant has (1) attained at least the age of 50 and, when added to the number of years of continuous service with us by the Eligible Participant, the Eligible Participant’s age and years of service equals or exceeds 65, or (2) attained age 65.

Payment of Exercise Price of Replacement Options

The purchase or exercise price for an option under the 2012 Plan may be paid by means of any lawful consideration, as determined by the plan administrator, including: services rendered by the award recipient; cash, check, or electronic funds transfer; notice and third party payment; delivery of previously owned shares of common stock; pursuant to a “net exercise” by means of a reduction in the number of shares otherwise deliverable pursuant to the award; or pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards. Shares of common stock used to satisfy the exercise price of an option will be valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares until it receives full payment of the exercise or purchase price therefor and any related withholding obligations and other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in an applicable award agreement, the plan administrator may at any time eliminate or limit an option holder’s ability to pay the purchase or exercise price of any award by any method other than cash.

Notwithstanding the foregoing, the Replacement Options may be exercised through a cashless exercise (to the extent permitted under the Management Investor Rights Agreement, if applicable) or a net exercise (with the consent of the Administrator) to satisfy the exercise price but not any applicable withholding taxes, unless (1) the option holder’s employment or service terminates due to death or Disability or is terminated by us or one of our subsidiaries without Cause or by the option holder for Good Reason, or (2) with respect to any Replacement Options the vesting of which is performance-based, where such options become vested following a termination of employment or service during the Post-Termination Vesting Period, in which case the option holder may use a cashless exercise (to the extent permitted under the Management Investor Rights Agreement, if applicable) or a net exercise (with the consent of the Administrator) to satisfy the minimum amount of withholding taxes due on exercise.

Other Terms and Conditions of Replacement Options

The 2008 Plan currently provides that, in the event of a Change in Control in which Time-Based Eligible Options are assumed by the acquirer and remain outstanding following the transaction and the shares underlying the assumed options following the transaction are not publicly traded, then the Company will allow each option holder to elect (1) to retain the Time-Based Eligible Option, which will continue to vest in accordance with its terms, or (2) to forfeit the unvested portion of the Time-Based Eligible Option at the time of the Change in Control in exchange for the right to receive a cash payment equal to the difference, if any, between the fair market value of a share of common stock at the time of the Change in Control minus the exercise price of the option, to be paid as and when the option would otherwise have vested. This provision will not apply to the Replacement Options granted in exchange for the Time-Based Eligible Options.

Other than the exercise price, vesting dates and expiration date or as described above, Replacement Options will have terms and conditions substantially similar to the surrendered Eligible Options. The Replacement Options will be governed by the terms and conditions of the 2012 Plan and the applicable form of Replacement Option award agreement, with the new exercise price, vesting schedules and expiration date.

The description of the Replacement Options set forth herein is only a summary of some of the material provisions of the 2012 Plan and the applicable forms of Replacement Option award agreements, but is not complete. These descriptions are subject to, and qualified in their entirety by reference to, the actual provisions of the 2012

Plan and the applicable form of Replacement Option award agreement. You are encouraged to consult the 2012 Plan and the applicable form of Replacement Option award agreement for complete information about the terms of the Replacement Options. Information regarding our 2012 Plan may be found in the S-8 Registration Statement and related prospectus prepared by us in connection with the 2012 Plan. Copies of the 2012 Plan, the applicable form of Replacement Option award agreement and related prospectus are available on the Option Exchange website at https://www.caesarsoptionexchange.com or upon request by emailing optionexchange@caesars.com or calling Russell Goldich, Director of Compensation of Caesars, at (001+) (702) 407-6043 (9:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday). Copies will be provided promptly at our expense.

U.S. Federal Income Tax Consequences of Replacement Options

You should refer to Section 13 of the Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for a discussion of material U.S. federal income tax consequences of the Replacement Options, as well as the consequences of accepting or rejecting this Offer. You should refer to the relevant tax disclosure discussion under Schedule A for a discussion of the believed tax consequences of participating in this Offer in your country of residence if your country of residence is not the United States.

Registration of Option Shares

All shares of common stock issuable upon exercise of options under our Equity Plans, including the shares that will be issuable upon exercise of all Replacement Options, have been registered under the Securities Act, on one or more registration statements on Form S-8 filed with the Securities and Exchange Commission. Unless you are considered an “affiliate” of Caesars (as defined under the Exchange Act), you will be able to sell your option shares free of any transfer restrictions under SEC Rule 144 promulgated under the Securities Act. The shares you obtain upon exercise of your options will, however, be subject to the terms and conditions of the MIRA.

Caesars 2012 Performance Incentive Plan

Summary of Material Terms of 2012 Plan

The following is a summary of certain terms and conditions of the 2012 Plan. This summary is qualified in its entirety by reference to the 2012 Plan itself, which was filed as Exhibit 10.89 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2012.

Eligibility

Directors, employees, officers, and individual service providers or advisors who render services to our Company or its subsidiaries may be selected to receive awards under the 2012 Plan. As of July 1, 2012, we had approximately 342 employees, directors and service providers who held equity awards under the Equity Plans.

Administration

Our Board of Directors or a subcommittee thereof has the authority to administer the 2012 Plan. The Board of Directors or a subcommittee may delegate some or all authority to another committee. In addition, to the extent permitted by applicable law, the Board of Directors or subcommittee may delegate to one or more officers of the Company its powers to designate the officers and employees who will receive grants of awards under the 2012 Plan and to determine the number of shares subject to, and the other terms and conditions of, such awards. Ministerial, non-discretionary functions may be delegated to certain officers, employees and third parties.

For awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, the 2012 Plan will be administered by a committee consisting solely of two or more outside directors. Awards or transactions intended to be exempt under Rule 16b-3 of the Exchange Act, must be authorized by the Board of Directors or a committee consisting solely of two or more non-employee directors (as such requirement is applied under Rule 16b-3). And, to the extent required by any applicable listing agency, this 2012 Plan shall be administered by a committee composed entirely of “independent directors,” within the meaning of the applicable listing agency.

The Human Resources Committee of our Board of Directors (the “HRC”) administers the 2012 Plan. The HRC, the Board of Directors or any subcommittee administrating the 2012 Plan is referred to in this summary as the “plan administrator.”

The plan administrator has broad authority, subject to express provisions of the 2012 Plan, to:

•	select participants and determine the types of awards that they are to receive;

•

determine the number of shares that are to be subject to awards and the terms and conditions of awards (including the price (if any) to be paid for the shares or award, vesting schedules, performance targets and the events of termination of such awards);

•	approve the form of agreements evidencing the awards, which need not be identical as to type of award or among participants;

•	cancel, modify or waive our rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

•	accelerate or extend the vesting or exercisability of, or extend the term of, any or all outstanding awards, subject to the terms of the 2012 Plan;

•	construe and interpret the 2012 Plan and any agreements relating to the 2012 Plan;

•

subject to the other provisions of the 2012 Plan, make certain adjustments to outstanding awards, including to the number of shares of common stock subject to any award, the price of any award or previously imposed terms and conditions;

•	authorize the termination, conversion, substitution or succession of awards upon the occurrence of certain events;

•

allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check or electronic funds transfer, by the delivery of previously-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the plan administrator may authorize, or any other form permitted by law; and

•

determine the date of grant of awards, which may be after, but not before, the plan administrator’s action and, unless otherwise designated by the plan administrator, will be the date of plan administrator’s action.

The plan administrator will have full discretion to take such actions as it deems necessary or desirable for the administration of the 2012 Plan. Plan administrator decisions relating to the 2012 Plan are final and binding.

Number of Shares Authorized and Award Limits

Subject to adjustment in connection with changes in capitalization, the maximum number of shares of our common stock that may be delivered pursuant to awards under the 2012 Plan is the sum of: (1) 7,403,470 shares of our common stock, plus (2) 8,045,998, representing the number of shares subject to stock options granted under the 2008 Plan, and outstanding on the date the 2012 Plan was first approved by its stockholders, which thereafter expire, or for any reason are cancelled or terminated, without being exercised. Eligible Options tendered for exchange and accepted by us for cancellation will also become available for issuance pursuant to the 2012 Plan as Replacement Options.

As of July 1, 2012, options to purchase 353,657 shares of our common stock have been granted under the 2012 Plan, and 7,306,675 shares remain available under the 2012 Plan for award purposes.

This maximum share reserve will be reduced in accordance with the rules in this paragraph:

•

to the extent an award is settled in cash or a form other than common stock, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2012 Plan;

•	if shares of common stock are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award will be counted against the share limits;

•

if shares of common stock are delivered pursuant to the exercise of a stock appreciation right or option granted under the 2012 Plan, the number of underlying shares as to which the exercise related will be counted against the applicable share limits, as opposed to only counting the shares actually issued; and

•

shares that are subject to or underlie awards that expire, are cancelled, terminated or forfeited, fail to vest, or for any other reason are not paid or delivered under the 2012 Plan shall again be available for subsequent awards under the 2012 Plan, but shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2012 Plan, or to satisfy tax withholding obligations related to any award, will not be available for subsequent awards under the 2012 Plan.

No fractional shares may be awarded under the 2012 Plan. The plan administrator may pay cash in lieu of fractional shares.

The 2012 Plan includes the following additional caps:

•	no more than 6,867,018 shares may be issued with respect to incentive stock options under the 2012 Plan;

•	the maximum number of shares of common stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the 2012 Plan is 6,500,000 shares;

•

the maximum number of shares of common stock which may be delivered pursuant to performance-based awards (other than options and stock appreciation rights intended to satisfy the requirements for “performance-based compensation” under Internal Revenue Code Section 162(m), and other than cash awards covered by the cap in the following sentence) that are granted to any one participant in any calendar year will not exceed 1,373,404 shares, either individually or in the aggregate;

•

in addition, the aggregate amount of compensation to be paid to any one participant in respect of all performance-based awards payable only in cash and not related to shares of common stock and granted to that participant in any one calendar year will not exceed $25,000,000.00; and

•	awards cancelled during the year will be counted against the limits in the preceding two bullets to the extent required by Section 162(m) of the Internal Revenue Code.

Changes in Capitalization

As is customary in incentive plans of this nature, (1) the number and type of shares of common stock (or other securities) available under the 2012 Plan, and the specific share limits, maximums and numbers of shares set forth elsewhere in the 2012 Plan, (2) the number, amount and type of shares of common stock (or other securities or property) subject to outstanding awards, (3) the grant, purchase, base, or exercise price and/or (4) the securities, cash or other property deliverable upon exercise or payment of outstanding awards must be equitably and proportionately adjusted by the plan administrator upon any reclassification, recapitalization, stock split, reverse stock split, merger, combination, consolidation, reorganization, spin-off, split-up, extraordinary dividend distribution in respect of the common stock, any exchange of common stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the common stock. Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any change-in-control-type event, the plan administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by the 2012 Plan and the then-outstanding performance-based awards.

Awards Available for Grant

Awards under the 2012 Plan may be in the form of non-qualified and incentive (qualified) stock options, stock appreciation rights, stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, cash awards, rights to purchase or acquire shares, or similar securities with a value related to our common stock. Awards may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its subsidiaries.

Awards under the 2012 Plan generally will not be transferable other than by will or the laws of descent and distribution, though the plan administrator may permit awards to be exercised by and paid to, or otherwise transferred, under certain conditions or in the plan administrator’s discretion.

Options and Stock Appreciation Rights. Options granted under the 2012 Plan will be subject to the terms and conditions established by the plan administrator in an award agreement. All options granted under the 2012 Plan shall be non-qualified unless the applicable award agreement states that the option is intended to be an incentive stock option. The term of an option or stock appreciation right will generally be ten years (or five years for incentive stock options granted to a 10% stockholder) subject to the 2012 Plan’s and the applicable award agreement’s provisions for earlier expiration upon certain termination from employment.

The exercise price of options and base price of stock appreciation rights will not be less than the fair market value of the common stock at the date of grant; however, incentive stock options granted to a participant who owns shares representing more than 10% of the voting power of all classes of shares of the Company or any subsidiary will have an exercise price that is no less than 110% of the fair market value of our common stock at grant.

Payment of Exercise Price. The purchase or exercise price for an award under the 2012 Plan may be paid by means of any lawful consideration, as determined by the plan administrator, including: services rendered by the award recipient; cash, check, or electronic funds transfer; notice and third party payment; delivery of previously owned shares of common stock; pursuant to a “net exercise” by means of a reduction in the number of shares otherwise deliverable pursuant to the award; or pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards. Shares of common stock used to satisfy the exercise price of an option will be valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares until it receives full payment of the exercise or purchase price therefor and any related withholding obligations and other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in an applicable award agreement, the plan administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award by any method other than cash. The plan administrator may provide for the deferred payment of awards and may determine the terms applicable to deferrals.

Notwithstanding the foregoing, the Replacement Options may be exercised through a cashless exercise (to the extent permitted under the Management Investor Rights Agreement, if applicable) or a net exercise (with the consent of the Administrator) to satisfy the exercise price but not any applicable withholding taxes, unless (1) the option holder’s employment or service terminates due to death or Disability or is terminated by us or one of our subsidiaries without Cause or by the option holder for Good Reason, or (2) with respect to any Replacement Options the vesting of which is performance-based, where such options become vested following a termination of employment or service during the Post-Termination Vesting Period, in which case the option holder may use a cashless exercise (to the extent permitted under the Management Investor Rights Agreement, if applicable) or a net exercise (with the consent of the Administrator) to satisfy the minimum amount of withholding taxes due on exercise.

Section 162(m) Performance-Based Awards. Any of the types of awards granted under the 2012 Plan may be, and options and stock appreciation rights granted to officers and employees typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. If the plan administrator determines that an award other than an option or stock appreciation right is intended to be subject to Section 162(m), the plan administrator shall establish performance criteria based on one or more of the following (as applied under generally accepted accounting principles or in the financial reporting of the Company or of its subsidiaries):

•	earnings per share;

•	cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities);

•	stock price;

•	total stockholder return;

•	net revenue;

•	revenue growth;

•	operating income (before or after taxes);

•	net earnings (before or after interest, taxes, depreciation and/or amortization);

•	return on equity or on assets or on net investment;

•	cost containment or reduction;

•	property earnings (before interest, taxes, depreciation and/or amortization);

•	adjusted earnings (before interest, taxes, depreciation and/or amortization);

•	reduction in corporate expenses;

•	customer service scores; or

•	any combination thereof.

Performance-based awards may provide for performance targets to be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set. The applicable performance measurement period may not be less than three months nor more than 10 years.

Corporate Transactions

Generally, and subject to limited exceptions set forth in the 2012 Plan, if we dissolve or undergo certain corporate transactions such as: a merger, business combination, consolidation, or other reorganization; an exchange of our common stock; a sale of substantially all of our assets; or any other event in which we are not the surviving entity, all awards then-outstanding under the 2012 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the award. The plan administrator may also make provision for a cash payment in settlement of awards upon such events. The plan administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, stock appreciation rights or similar rights, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

The plan administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2012 Plan. For example, the plan administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Amendment; Repricing

Our Board of Directors may amend or terminate the 2012 Plan at any time, but no amendment or termination may, without participant consent, impair the rights of such participant in any material respect under any award previously granted. Plan amendments will be submitted to stockholders for their approval as required by applicable law or any applicable listing agency. The 2012 Plan permits the plan administrator, without stockholder approval, to reprice (by amendment or other written instrument) an outstanding stock option or stock appreciation right by reducing the exercise price or base price of the award or cancel, exchange or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award.

Clawback/Forfeiture

Unless an award agreement provides otherwise, in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws that reduces the amount payable or due in respect of an award under the 2012 Plan that would have been earned had the financial results been properly reported, the award will be cancelled and the participant will forfeit the cash or shares received or payable on the vesting, exercise or settlement of the award and proceeds of the sale, gain or other value realized on the vesting or exercise of the award or the shares of common stock acquired in respect of the award (and the participant may be required to return or pay such shares or amount to the Company). If, after a termination by a participant from employment or services with the Company and its subsidiaries, the plan administrator determines that the Company or any of its subsidiaries had grounds to terminate such participant for Cause, then (1) any outstanding award held by such participant may be cancelled without payment therefor and (2) the plan administrator may require the participant to forfeit and pay over to the Company, on demand, all or any portion of the compensation, gain or other value realized upon the exercise of any option or stock appreciation right, or the subsequent sale of shares of common stock acquired upon exercise of such option or stock appreciation right and the value realized on the vesting, payment or settlement of any other award during the period following the date of the conduct constituting cause. To the extent required by applicable law and/or the rules of any exchange or inter-dealer quotation system on which shares of common stock are listed or quoted, or if so required pursuant to a written policy adopted by the Company (as in effect and/or amended from time to time), awards under the 2012 Plan shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into the 2012 Plan and all outstanding award agreements).

Securities Laws

The 2012 Plan is intended to conform with all of the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3 of the Exchange Act. The 2012 Plan will be administered, and awards will be granted and may be exercised and/or paid, only in such a manner as to conform to such laws, rules and regulations.

IMPORTANT NOTE. THE STATEMENTS IN THIS OFFER CONCERNING THE 2012 PLAN AND THE REPLACEMENT OPTIONS IS MERELY A SUMMARY AND DOES NOT PURPORT TO BE COMPLETE. THE STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL PROVISIONS OF THE 2012 PLAN AND THE APPLICABLE FORM OF REPLACEMENT OPTION AWARD AGREEMENT THEREUNDER. PLEASE CONTACT US AT CAESARS ENTERTAINMENT CORPORATION, ONE CAESARS PALACE DRIVE, LAS VEGAS, NV 89109, OR VISIT THE OPTION EXCHANGE WEBSITE TO RECEIVE A COPY OF THE 2012 PLAN, THE APPLICABLE FORM OF REPLACEMENT OPTION AWARD AGREEMENT OR THE RELATED PROSPECTUS.

9.	Information Concerning Caesars.

Caesars is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Our business is primarily conducted through a wholly-owned subsidiary, Caesars Entertainment Operating Company, Inc. (“CEOC”) although certain material properties are not owned by CEOC. As of December 31, 2011, we owned, operated, or managed, through various subsidiaries, 52 casinos in 12 U.S. states and seven countries. The majority of these casinos operate in the United States and England. Our casino entertainment facilities operate primarily under the Harrah’s, Caesars, and Horseshoe brand names in the United States. Our casino entertainment facilities include 33 land-based casinos, 12 riverboat or dockside casinos, three managed casinos on Indian lands in the United States, one managed casino in Canada, one casino combined with a greyhound racetrack, one casino combined with a thoroughbred racetrack, and one casino combined with a harness racetrack. Our land-based casinos include one in Uruguay, nine in England, one in Scotland, two in Egypt, and one in South Africa. As of December 31, 2011, our facilities had an aggregate of approximately three million square feet of gaming space and approximately 43,000 hotel rooms. Our industry-leading customer loyalty program, Total Rewards, has over 40 million members. We use the Total Rewards system to market promotions and to generate customer play across our network of properties. In addition, we own an online gaming business, providing for real money casino, bingo, and poker games in the United Kingdom, alliances with online gaming providers in Italy and France, “play for fun” offerings in other jurisdictions, social games on Facebook and other social media websites, and mobile application platforms. We also own and operate the World Series of Poker tournament and brand.

We were incorporated on November 2, 1989 in Delaware and operated under predecessor companies prior to such date.

On January 28, 2008, Caesars was acquired by affiliates of the Sponsors in an all-cash transaction, hereinafter referred to as the “Acquisition,” valued at approximately $30.7 billion, including the assumption of $12.4 billion of debt, and the incurrence of approximately $1.0 billion of acquisition costs. Subsequent to the Acquisition, our stock was no longer publicly traded.

Effective February 8, 2012, as the result of our public offering, our common stock trades on the NASDAQ Global Select Market under the symbol “CZR.” In connection with the public offering, the Company effected a 1.742-for-one split of its common stock. Unless otherwise stated, all applicable share and per-share data presented herein have been retroactively adjusted to give effect to this stock split.

We have presented below a summary of our historical consolidated financial information. The following summary historical consolidated financial information should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and with “Part I. Financial Information” of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, both of which are incorporated herein by reference. The summary historical consolidated financial information as of and for the years ended December 31, 2011 and 2010 is derived from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The summary historical consolidated financial information as of and for the three months ended March 31, 2012 and 2011 is derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012. Our interim results are not necessarily indicative of results for the full fiscal year, and our historical results are not necessarily indicative of the results to be expected in any future period.

Summary Historical Consolidated Financial Information

	Year Ended December 31,		Three Months Ended March 31, (unaudited)
	2011	2010	2012	2011
(in millions, except per share data)
Revenues
Casino	$6,637.1	$6,917.9	1,687.2	1,663.1
Food and beverage	1,534.4	1,510.6	389.6	377.9
Rooms	1,208.2	1,132.3	307.6	293.5
Management fees	35.8	39.1	9.6	9.1
Other	682.5	576.3	197.6	144.6
Less: casino promotional allowances	(1,263.5)	(1,357.6)	(319.7)	(309.2)

Net revenues	8,834.5	8,818.6	2,271.9	2,179.0

Operating expenses
Direct
Casino	3,746.5	3,948.9	958.3	940.0
Food and beverage	665.7	621.3	163.9	158.5
Rooms	287.1	259.4	75.3	67.9
Property, general, administrative, and other	2,118.5	2,061.7	517.8	527.7
Depreciation and amortization	712.5	735.5	188.3	177.0
Write-downs, reserves, and project opening costs, net of recoveries	96.0	149.7	190.2	18.5
Impairment of goodwill and other non-amortizing intangible assets	11.0	193.0	—	—
Loss/(income) on interests in non-consolidated affiliates	7.9	1.5	7.1	(0.3)
Corporate expense	152.8	140.9	52.2	34.3
Acquisition and integration costs	4.3	13.6	0.1	2.6
Amortization of intangible assets	156.7	160.8	43.2	39.3

Total operating expenses	7,959.0	8,286.3	2,196.4	1,965.5

Income from operations	875.5	532.3	75.5	213.5
Interest expense, net of interest capitalized	(2,122.3)	(1,981.6)	(562.0)	(473.4)
Gains on early extinguishments of debt	47.9	115.6	45.8	33.2
Other income, including interest income	25.3	41.7	8.2	3.5

Loss before income taxes	(1,173.6)	(1,292.0)	(432.5)	(223.2)
Benefit for income taxes	506.9	468.7	151.4	78.4

Net loss	(666.7)	(823.3)	(281.1)	(144.8)
Less: net (income)/loss attributable to non-controlling interests	(20.9)	(7.8)	0.5	(2.7)

Net loss attributable to Caesars	$(687.6)	$(831.1)	$(280.6)	$(147.5)

Loss per share - basic and diluted	$(5.50)	$(8.37)	$(2.24)	$(1.18)

Weighted-average common shares outstanding - basic and diluted	125.1	99.3	125.2	125.1

	December 31, 2011	December 31, 2010	March 31, 2012 (unaudited)
(in millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$904.6	$987.0	$1,134.9
Total current assets	1,837.2	1,790.5	2,103.0
Total assets	28,515.6	28,587.7	28,409.7
Total current liabilities	1,602.8	1,582.8	1,789.0
Total liabilities	27,462.2	26,915.1	27,560.5
Total equity	1,053.4	1,672.6	849.2

Book Value. We have provided the book value per share as of the dates specified below for your reference.

	December 31, 2011	December 31, 2010	March 31, 2012
Book Value Per Share	$(56.53)	$(51.64)	$(57.70)

Ratio of Earnings to Fixed Charges. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings represent income from continuing operations before provision for income taxes and cumulative effect of accounting change. Fixed charges consist of interest and debt expense, including amortization of debt-related expenses and interest capitalized during the period, as well as the interest portion of rental expense. Our earnings were inadequate to cover fixed charges for the fiscal years ended December 31, 2011 and 2010 by $1,175.8 million and $1,280.9 million and for the three months ended March 31, 2012 by $428.5 million, respectively.

For more information about us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 and our other filings made with the SEC. We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to tender your eligible stock options for exchange. We will also provide without charge to you, upon written or oral request, a copy of any or all of the documents to which we have referred you. See Section 16 of the Offer to Exchange entitled “Additional Information” for instructions on how you can obtain copies of our SEC reports that contain our audited financial statements and unaudited financial data.

10.	Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning our Securities.

Interests of our Directors, Officers and Affiliates

A list of our directors and executive officers is attached to this Offer to Exchange as Schedule B.

As of July 1, 2012, our executive officers and directors (20 persons) as a group beneficially owned options outstanding under our Equity Plans to purchase a total of approximately 4,874,769 shares of our common stock. This number represented approximately 59.9% of the shares subject to all options outstanding under our Equity Plans as of that date. Our executive officers (including our named executive officers) and members of our Board of Directors are eligible to participate in the Option Exchange. As of July 1, 2012, of these outstanding options, 4,561,692 are eligible for exchange in the Option Exchange. The following table sets forth the beneficial ownership of the Company’s executive officers and non-employee directors of our common stock as of July 1, 2012. The table also sets forth the beneficial ownership of these individuals of options outstanding, and the percentage of total Eligible Options beneficially owned by them, as of July 1, 2012. The address of each of the persons set forth below is One Caesars Palace Drive, Las Vegas, NV 89109.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned	Number of Eligible Options Beneficially Owned	Percentage of Total Eligible Options Beneficially Owned
Gary W. Loveman	1,343,110	(1)	1.1%	3,438,626	42.1%
Timothy R. Donovan	27,224	(1)	*	91,644	1.1%
Thomas M. Jenkin	170,016	(1)	*	399,488	4.9%
Janis L. Jones	55,751	(1)	*	88,030	1.1%
Greg James Miller	22,081	(1)	*	43,078	†
John W. R. Payne	109,692	(1)	*	295,995	3.6%
Tariq Shaukat	—		—	—	—
Mary H. Thomas	37,579	(1)	*	134,499	1.6%
Steven M. Tight	7,090	(1)	*	56,717	†
Jeffrey Benjamin	—		—	—	—
David Bonderman	—		—	—	—
Kelvin Davis	—		—	—	—
Jeffrey Housenbold	—		—	—	—
Karl Peterson	—		—	—	—
Eric Press	—		—	—	—
Marc Rowan	—		—	—	—
David B. Sambur	—		—	—	—
Lynn C. Swann	3,151	(1)	*	4,690	†
Jinlong Wang	802	(1)	*	4,009	†
Christopher J. Williams	3,933	(1)	*	4,916	†
All directors and executive officers as a group (20 persons)	1,780,429	(1)	1.4%	4,561,692	56.0%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
†	Represents beneficial ownership of less than one percent (1%) of the outstanding options.
(1)	Includes common stock that may be acquired within 60 days of July 1, 2012, pursuant to outstanding stock options: Mr. Loveman: 1,081,810 shares; Mr. Donovan: 27,224 shares; Mr. Jenkin: 131,212 shares; Ms. Jones: 29,620 shares; Mr. Miller: 15,113 shares; Mr. Payne: 91,251 shares; Ms. Thomas: 30,611 shares; Mr. Tight: 7,090 shares; Mr. Swann: 3,151 shares; Mr. Wang: 802 shares; Mr. Williams: 3,933 shares; and 1,421,817 shares for all directors and executive officers as a group.

Securities Transactions

The following is a list of the common stock and option transactions that were effected by Caesars or, to our knowledge, our executive officers, directors and affiliates during the 60 days preceding July 1, 2012:

•

An open market sale by Caesars of 15,000 shares at a price of $14.45 per share pursuant to an Equity Distribution Agreement with Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, on May 11, 2012.

•	An award of an option to purchase 3,495 shares of common stock, at an exercise price of $14.75 per share, to Gregory James Miller, our Senior Vice President of Domestic Development, on May 2, 2012.

•	An award of an option to purchase 48,540 shares of common stock, at an exercise price of $14.75 per share, to Tariq Shaukat, our Executive Vice President and Chief Marketing Officer, on May 2, 2012.

For more detailed information on the beneficial ownership of our common stock, you can consult our definitive proxy statement for our 2012 annual meeting of shareholders.

Agreements Involving Our Securities

Stockholders’ Agreement

In connection with the Acquisition in January 2008, Hamlet Holdings, the Sponsors and certain of their affiliates, the co-investors, and certain of their affiliates entered into a stockholders’ agreement with Caesars. The stockholders’ agreement contains, among other things, the agreement among the stockholders to restrict their ability to transfer Caesars stock, as well as rights of first refusal, tag-along rights and drag-along rights. Pursuant to the stockholders’ agreement, certain of the stockholders have, subject to certain exceptions, preemptive rights on future offerings of equity securities by us. The stockholders’ agreement also provides the stockholders with certain rights with respect to the approval of certain matters and the designation of nominees to serve on the Board, as well as registration rights of Caesars securities that they own.

Following the Acquisition, our Board was initially comprised of at least nine directors, (1) four of whom were designated by the Apollo Members, (2) four of whom were designated by the TPG Members, and (3) one of whom is the chairman. As ownership in us by either of the Sponsors decreases, the stockholders’ agreement provides for the reduction in the number of directors the relevant members can designate.

Pursuant to the stockholders’ agreement, approval of our Board, including by at least one director designated by Apollo Members and one designated by TPG Members, is required for various transactions by us, including, among other things, our liquidation, dissolution, merger, sale of all or substantially all of our assets as well as the issuance of our securities in connection with certain acquisitions and joint ventures.

The stockholders’ agreement was amended in connection with our public offering in February 2012 to prevent certain rights under the stockholders’ agreement (including certain rights described above) from terminating.

Management Investor Rights Agreement

In connection with the Acquisition, we entered into a Management Investor Rights Agreement with certain holders of our securities, including all holders of our options under the 2008 Plan. The agreement governs certain aspects of our relationship with our employee security holders. The agreement, among other things:

•

restricts the ability of employee security holders to transfer shares of our common stock, with certain exceptions, prior to a qualified initial public offering, though the initial public offering of Caesars common stock pursuant to the registration statement filed under the Securities Act, dated November 15, 2011, as amended, was not a qualified initial public offering for purposes of the MIRA;

•	allows the Sponsors to require employee security holders to participate in sale transactions in which the Sponsors sell more than 40% of their shares of common stock;

•	allows employee security holders to participate in sale transactions in which the Sponsors sell shares of common stock, subject to certain exceptions;

•	allows employee security holders to participate in registered offerings in which the Sponsors sell their shares of common stock, subject to certain limitations;

•

allows employee security holders below the level of senior vice president to require us to repurchase shares of common stock in the event that a management security holder below the level of senior vice president experiences an economic hardship prior to an initial public offering, subject to annual limits on the company’s repurchase obligations;

•	allows employee security holders to require us to repurchase shares of common stock upon termination of employment without cause or for good reason; and

•

allows us to repurchase, subject to applicable laws, all or any portion of our common stock held by employee security holders upon the termination of their employment with us or our subsidiaries, in certain circumstances.

The agreement will terminate upon the earliest to occur of the dissolution of Hamlet Holdings or the occurrence of any event that reduces the number of security holders to one.

The initial public offering of shares of Caesars common stock pursuant to the registration statement filed under the Securities Act, dated November 15, 2011, as amended, was not a qualified initial public offering for purposes of the MIRA.

Compensatory Arrangements with Executive Officers

As described in this Offer to Exchange and in our filings with the SEC, upon commencement of employment with us, we typically provide employment offer letters to certain of our employees, including our executive officers, that establish the employee’s starting base salary and initial bonus and equity award eligibility, and we grant equity awards from time to time under our equity incentive plans to our employees, including our executive officers, in the form of stock options. In addition, we have agreed to certain additional arrangements with certain of our employees, including our executive officers, regarding partial or full acceleration of vesting of their outstanding equity awards upon the occurrence of certain events, such as a qualifying termination of employment or service.

Compensatory Arrangements with Non-Employee Directors

In 2011, only Mr. Williams, Mr. Swann, Mr. Wang, and Mr. Housenbold received compensation for their services as members of our Board. Mr. Williams and Mr. Swann received a one-time option grant on July 1, 2008, which vests ratably over five years from the date of election to our Board. Mr. Williams received an option to purchase 4,916 shares of common stock, and Mr. Swann received an option to purchase 3,688 shares of common stock. In January 2011, Mr. Swann received an option to purchase an additional 1,002 shares of common stock, and Mr. Wang received an option to purchase 4,009 shares of common stock. In July 2011, the HRC approved amendments to outstanding stock options reducing the price of outstanding time-based options to $20.09, with the reduced exercise price being phased in between a four to six year period, depending on the grant date. In addition, each of these directors and Mr. Housenbold receive annual cash compensation paid monthly in arrears. Mr. Williams receives $100,000 annually, Mr. Swann receives $90,000 annually, and Mr. Wang receives $100,000 annually. Mr. Housenbold’s compensation for 2012 shall be $100,000 annually. The remaining directors do not receive compensation for their service as a member of our Board. All of our directors are reimbursed for any expenses incurred in connection with their service.

Warrants

Set forth below is a description of warrants to purchase shares of our common stock that we have issued to various parties. The number of shares subject to each warrant and their respective exercise prices have been adjusted to reflect the stock split that occurred in connection with our initial public offering in February 2012.

In January 2010, we issued a warrant to J. Carlos Tolosa for the purchase of up to 56,777 shares of our common stock at an exercise price of $57.41 per share. The warrant was issued to Mr. Tolosa as part of his retirement from the Company. A portion of the shares underlying the warrant vested immediately upon the warrant’s issuance, with the remaining shares subject to the warrant vesting in part on a time-basis and in part on a performance-basis tied to the vesting of the Performance-Based Eligible Options. The warrant expires in January 2015.

In November 2011, we issued a warrant to:

•

Brownstein Hyatt Farber Schreck LLP for the purchase of up to 57,563 shares of our common stock at an exercise price of $20.09 per share. The warrant was issued as part of a consulting relationship. The warrant vests upon the occurrence of certain regulatory milestones and expires in November 2021.

•

James Sites for the purchase of up to 6,485 shares of our common stock at an exercise price of $57.41 per share. The warrant was issued to Mr. Sites as part of his retirement from the Company. A portion of the shares underlying the warrant vested immediately upon the warrant’s issuance, with the remaining shares subject to the warrant vesting in part on a time-basis and in part on a performance-basis tied to the vesting of the Performance-Based Eligible Options. The warrant expires in February 2018.

In February 2010, we entered into a warrant agreement with Planet Hollywood Resorts International, LLC (“PHRI”) in connection with our acquisition of Planet Hollywood Resort and Casino in Las Vegas, Nevada. The warrant agreement requires the issuance of a warrant to purchase shares of our common stock in certain instances. The warrant is for the purchase of that number of shares of our common stock determined by a formula at the time of issuance, at an exercise price of $57.41 per share, and is exercisable at any time prior to the fifth anniversary of a qualified initial public offering by the Company.

11.	Status of Eligible Options Acquired by Us in this Offer; Accounting Consequences of this Offer.

Eligible Options we acquire pursuant to this Offer will be cancelled on the Offer Expiration Date.

We have adopted the provisions of Accounting Standards Codification (ASC) 718 “Compensation – Stock Compensation”. Under ASC 718, we expect to recognize the incremental compensation cost, if any, of the new stock option awards granted in this Offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new stock option award granted to employees in exchange for surrendered stock options, measured as of the date such awards are granted, over the fair value of the original stock option surrendered in exchange for such awards, measured immediately before the exchange. The incremental and remaining compensation expense associated with this Offer will be recognized over the service period of such awards. If any portion of the new stock option awards granted is forfeited prior to the completion of the service condition due to termination of employment or service, the compensation cost for the forfeited portion of the award will not be recognized.

12.	Agreements; Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Options and grant of Replacement Options as contemplated by this Offer. If any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign is required for the acquisition or ownership of our options and a procedure for obtaining such approval is practically available, as contemplated herein, we presently contemplate that we will undertake commercially reasonable steps to obtain such approval or take such other action. We are unable to predict whether we may in the future determine that we are required to delay the acceptance of options or not accept options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this Offer to accept options tendered for exchange and to grant Replacement Options for options tendered as part of the exchange is subject to conditions, including the conditions described in Section 6 of the Offer to Exchange entitled “Conditions of this Offer.”

13.	Material U.S. Federal Income Tax Consequences.

CIRCULAR 230 DISCLAIMER: THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10). THIS ADVICE IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU,

FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of the material U.S. federal income tax consequences of the exchange of Eligible Options for Replacement Options pursuant to the Offer for those Eligible Participants subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of the Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. This summary does not address applicable state or local taxes to which you may be subject.

If you are a citizen or resident of, or are otherwise subject to the tax laws of, another country, or change your residence or citizenship during the term of this Offer, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United States apply to your specific situation. Please refer to Schedule A of this document if you reside outside the U.S.

All of the Eligible Options are non-qualified stock options under the Code. If you choose to exchange your Eligible Options for Replacement Options, you should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. Your Replacement Options will be non-qualified stock options for purposes of U.S. tax law. Under current law, an option holder generally will not realize taxable income upon the grant of a non-qualified stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a non-qualified stock option generally will constitute wages for which withholding will be required.

We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

Upon disposition of the shares acquired upon exercise of a non-qualified option, any gain or loss is treated as capital gain or loss.

IF YOU RESIDE OUTSIDE THE UNITED STATES THE INFORMATION CONTAINED IN THIS SECTION MAY NOT BE APPLICABLE TO YOU. YOU ARE ADVISED TO REVIEW THE COUNTRY SPECIFIC DISCLOSURES IN SCHEDULE A ATTACHED HERETO AND TO CONSULT WITH AN APPROPRIATE PROFESSIONAL ADVISOR AS TO HOW LOCAL TAX OR OTHER LAWS OF YOUR COUNTRY OF RESIDENCE APPLY TO YOUR SPECIFIC SITUATION.

PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCES AND INDIVIDUAL FOREIGN JURISDICTIONS. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THIS OFFER.

14.	Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 of the Offer to Exchange entitled “Conditions of this Offer” has occurred or is deemed by us to have occurred, to extend the period of time during which this Offer is open, and thereby delay the acceptance for exchange of any options, by giving oral or written notice of such extension to the option holders eligible to participate in the exchange or making a public announcement thereof.

We also expressly reserve the right, in our reasonable judgment, before the Offer Expiration Date, to terminate or amend this Offer and to postpone our acceptance and cancellation of any options elected for exchange upon the occurrence of any of the conditions specified in Section 6 by giving oral or written notice of such termination, amendment or postponement to the option holders eligible to participate in the Option Exchange and making a public announcement thereof. We will return the options elected for exchange promptly after termination or withdrawal of the Offer.

Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by us to have occurred, to amend this Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this Offer to option holders or by decreasing or increasing the number of options being sought in this Offer.

Amendments to this Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 8:00 a.m. Pacific Time on the next U.S. business day after the last previously scheduled or announced Offer Expiration Date. Any public announcement made pursuant to this Offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a press release to the Dow Jones News Service.

If we materially change the terms of this Offer or the information concerning this Offer, or if we waive a material condition of this Offer, we will extend this Offer. Except for a change in price or a change in percentage of securities sought, the amount of time by which we will extend this Offer following a material change in the terms of this Offer or information concerning this Offer will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will publish notice or otherwise notify you of such action in writing after the date of such notice:

(a) we increase or decrease the amount of consideration offered for the options;

(b) we decrease the number of options eligible to be elected for exchange in this Offer; or

(c) we increase the number of options eligible to be elected for exchange in this Offer by an amount that exceeds 2% of the shares of common stock issuable upon exercise of the options that are subject to this Offer immediately prior to the increase;

and if this Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth U.S. business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section 14 of this Offer, we will extend this Offer so that this Offer is open at least ten U.S. business days following the publication, sending or giving of notice.

If the last reported sale price per share of our common stock on the Offer Expiration Date is equal to or greater than $20.09 per share, the Offer will be terminated. All options will automatically be withdrawn from the Option Exchange without any action by you and will not be cancelled or exchanged for Replacement Options. Instead, all such options will retain their existing terms, exercise prices and vesting schedules; however, to the extent the Offer is terminated for any reason, the vesting of the Performance-Based Eligible Options will be automatically amended on the date of the termination of the Offer to implement the revised vesting schedules set forth above, but no other changes will be made to such Performance-Based Eligible Options.

15.	Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections to exchange options pursuant to this Offer.

16.	Additional Information.

We recommend that, in addition to the Offer Documents, you review the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

(a) Our Annual Report on Form 10-K for the period ended December 31, 2011, filed with the SEC on March 15, 2012.

(b) Our Quarterly Report on Form 10-Q for the period ended March 31, 2012, filed with the SEC on May 9, 2012.

(c) Our Current Reports on Form 8-K filed with the SEC on January 9, 2012, February 15, 2012, March 2, 2012, April 2, 2012, April 13, 2012, April 18, 2012, May 8, 2012 and June 1, 2012.

(d) The description of Caesars common stock included in our Registration Statement on Form 8-A, filed with the SEC on February 2, 2012, including any amendments or reports we file or have filed for the purpose of updating that description.

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined at, and copies may be obtained from, the SEC public reference rooms located at:

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the public reference room by calling the SEC at (001+) (202) 551-8090.

Our SEC filings are also available to the public on the SEC’s internet site at http://www.sec.gov.

We will also provide, without charge, to each person to whom a copy of this Option Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Caesars Entertainment Corporation

Attention: Michael D. Cohen, Secretary

One Caesars Palace Drive

Las Vegas, NV 89109

or by calling us at (001+) (702) 407-6000.

As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about Caesars should be read together with the information contained in the documents to which we have referred you.

17.	Miscellaneous.

The Offer Documents and our SEC reports referred to above include “forward-looking statements.” These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed in our most recently filed report on Form 10-K or Form 10-Q.

The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with this Offer.

We are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, this Offer will not be made to, nor will elections to exchange options be accepted from or on behalf of, the option holders residing in such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM EXCHANGING YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED TERMS OF ELECTION FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Caesars Entertainment Corporation

July 24, 2012

SCHEDULE A

A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES

Canada

The following is a summary of the principal Canadian federal income tax consequences arising under the Income Tax Act (Canada) (the “Canadian Act”) of (1) the exchange of Eligible Options solely for Replacement Options pursuant to the Offer for those Eligible Participants subject to Canadian federal income tax, (2) the exercise by such Eligible Participants of Replacement Options to acquire shares of Caesars and (3) the subsequent sale of the shares so acquired. For purposes of the following general discussion, it is assumed that at all relevant times for purposes of the Canadian Act you are a resident of Canada who deals at arm’s length with Caesars and the particular corporation by whom you are employed and that your employer is Caesars or does not deal at arm’s length with Caesars. It also is assumed that you acquired the Eligible Option which the Replacement Option replaces in your capacity as an employee, and that, in the case of a Replacement Option, you will acquire the Replacement Option in your capacity as an employee and that you will exercise the Replacement Option and hold the shares acquired upon exercise as capital property.

This summary is based on the current provisions of the Canadian Act and the regulations thereunder (the “Regulations”), all specific proposals to amend the Canadian Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and counsel’s understanding of the administrative policies of the Canada Revenue Agency made publicly available prior to the date hereof. This summary does not take into account provincial, territorial, U.S. or other foreign tax considerations, which may differ significantly from those discussed herein.

For purposes of the Canadian Act, all amounts relevant in computing an Eligible Participant’s liability for tax must be computed in Canadian dollars. Amounts denominated in United States dollars, including adjusted cost base, proceeds of disposition and dividends, must be converted into Canadian dollars based on the prevailing exchange rate at the relevant time.

Option Exchange, Grant of Replacement Option

The grant of a Replacement Option to you in exchange for the cancellation of your Eligible Option will not be a taxable event provided that the amount by which (1) the total value of the shares that you could acquire under the Replacement Option exceeds (2) the total exercise price of the Replacement Option immediately after the exchange, does not exceed the amount by which (3) the total value of the shares that could be acquired by you under the Eligible Option exceeds (4) the total exercise price of the Eligible Option immediately before the exchange. In such circumstance, the Replacement Option will be treated as the same option as and a continuation of the Eligible Option for which it is exchanged for Canadian income tax purposes. The balance of this summary assumes that those conditions will be satisfied.

Exercise of Replacement Options

Upon exercise of your Replacement Option, you will be considered to have received employment income equal to the amount by which the fair market value, on the date the option is exercised, of the shares you acquire upon exercise exceeds the sum of the exercise price you pay and the amount paid, if any, to acquire the Eligible Option.

If certain conditions are satisfied, an Eligible Participant may be entitled to deduct, in computing taxable income in the year that the participant exercised a Replacement Option, an amount equal to one-half of the amount of the taxable employment benefit included in the employee’s income (the “50% Deduction”). The 50% Deduction is generally available where (1) the shares of Caesars acquired by you upon exercise of your options are “prescribed shares” for purposes of paragraph 110(1)(d) of the Canadian Act at the time of their issuance, and (2) the exercise price of the Eligible Option at the time of its exchange was at least equal to the fair market value of the shares of Caesars at the time the Eligible Option was granted.

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Caesars will have an obligation to withhold taxes on the employment benefit, net of the 50% Deduction, if available, realized upon exercise of the Replacement Options. Employees will be required to make arrangements with us to satisfy this withholding obligation.

The adjusted cost base of the shares acquired on exercise of an option will equal the exercise price plus the amount paid by you to acquire the option, if any, plus the amount of employment income deemed received on the acquisition of the share (without regard to the 50% Deduction, if available), where cost averaging rules do not apply. However where, at the time you exercise an option, you already hold shares of Caesars, or you subsequently acquire such shares, cost averaging rules may affect the determination of your adjusted cost base in the particular shares depending on, among other things, whether you dispose of shares of Caesars within 30 days of the exercise of an option and are eligible to and choose to designate the shares acquired on exercise of the option to be the shares that you dispose of.

Sale of Shares

If you dispose of any shares that you acquired upon the exercise of your option, you will recognize a capital gain or capital loss equal to the difference between the amount realized on the disposition (net of any reasonable costs of disposition) and the adjusted cost base of such shares.

Options and any shares of Caesars you acquire will be specified foreign property for purposes of the Canadian foreign property reporting rules. If your cost of specified foreign property exceeds Cdn. $100,000 at any time in a year, you will be required to file a tax information return for that year containing prescribed information about your specified foreign property.

You should consult your own tax advisor for advice about the application of these rules having regard to your particular circumstances.

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Hong Kong

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of Replacement Options pursuant to the Option Exchange for Eligible Participants subject to tax in Hong Kong. This discussion is based on the law in effect in Hong Kong as of July 2012. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the Replacement Options are granted, you exercise the Replacement Options or you sell shares acquired at exercise of the Replacement Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Hong Kong apply to your specific situation.

WARNING: The contents of the Option Exchange documents have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the Option Exchange. If you are in any doubt about any of the contents of the Option Exchange documents, you should seek independent professional advice.

Option Exchange

It is unlikely that you will be subject to tax as a result of the exchange of Eligible Options for the Replacement Options.

Grant of Replacement Options

You will not be subject to tax when the Replacement Options are granted to you.

Exercise of Replacement Options

When you exercise the Replacement Options, you will be subject to salaries tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will not be subject to Mandatory Provident Fund contributions on the spread at exercise because the spread is not considered “relevant income” for the purposes of your obligations under the Mandatory Provident Fund Schemes Ordinance.

Sale of Shares

When you sell the shares acquired at exercise of the Replacement Options, you will not be subject to capital gains tax.

Withholding and Reporting

Your employer is not required to withhold tax when you exercise or sell the Replacement Options, but is required to report the income to the Inland Revenue Department. It is your responsibility to report on your annual tax return and pay any salaries taxes resulting from the exercise or sale of the Replacement Options.

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South Africa

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of Replacement Options pursuant to the Option Exchange for Eligible Participants subject to tax in South Africa. This discussion is based on the law in effect in the South Africa as of July 2012. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the Replacement Options are granted, you exercise the Replacement Options or you sell shares acquired at exercise of the Replacement Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in South Africa apply to your specific situation.

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the Replacement Options.

Grant of Replacement Options

You will not be subject to tax when the Replacement Options are granted to you.

Exercise of Replacement Options

When you exercise the Replacement Options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

Sale of Shares

When you sell the shares acquired at exercise of the Replacement Options, you may be subject to tax. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at exercise. However, provided you hold the shares as capital assets, rather than as part of a profit-making scheme, which is likely the case, only 33% of the gain must be included in taxable income. In addition, the first ZAR30,000 of your annual aggregated capital gains is exempt from tax.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when you exercise the Replacement Options. You must notify your employer of the amount of the spread at exercise immediately after exercising the Replacement Options. Once the notification is made, your employer will obtain a directive from the South African Revenue Service as to the correct amount of tax to withhold. If you fail to advise your employer of the spread at exercise, you may be liable for a fine of up to ZAR2,000.

If your actual tax liability is greater than the amount withheld, it is your responsibility to pay any additional tax. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

4

United Kingdom

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of Replacement Options pursuant to the Option Exchange for Eligible Participants subject to tax in the United Kingdom. This discussion is based on the law in effect in the United Kingdom as of July 2012. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the Replacement Options are granted, you exercise the Replacement Options or you sell shares acquired at exercise of the Replacement Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Kingdom apply to your specific situation.

Option Exchange

It is unlikely that you will be subject to tax as a result of the exchange of Eligible Options for the Replacement Options.

Grant of Replacement Options

You will not be subject to tax when the Replacement Options are granted to you.

Exercise of Replacement Options

When you exercise the Replacement Options, you will be subject to income tax and employee national insurance contributions (“NICs”) on the difference between the fair market value of the shares on the date of exercise and the exercise price (the “spread”). You may also be required by the Company to enter into an election to meet the employer’s NICs which arise on the exercise of the Replacement Options. Your employer will calculate the income tax and NICs due on exercise of the Replacement Options and account for these amounts to HM Revenue and Customs (“HMRC”) on your behalf. If, for any reason, your employer is unable to withhold the applicable income tax and NICs under the Pay As You Earn (“PAYE”) system or by any other method permitted in your stock option agreement, you must reimburse your employer for the tax paid within 90 days of the date of exercise of the Replacement Options. If you fail to pay this amount to the employer within that time limit you agree that the amount of any uncollected tax and NICs shall (assuming you are not a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act)) constitute a loan owed by you to your employer, effective on the date when the tax became payable. You agree that the loan will bear interest at the then-current HMRC Official Rate and it will be immediately due and repayable, and your employer may recover it at any time thereafter by any of the means referred to in the option agreement.

Sale of Shares

When you sell the shares acquired at exercise of the Replacement Options, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares on the date of exercise. Please note that any capital gain is subject to tax at a rate of 18% if an individual’s total taxable income and gains do not exceed the upper limit of the income tax basic rate band (which is £34,370 for the tax year 2012-2013) and 28% for amounts which exceed that limit. Capital gains tax is only payable on gains from all sources in any tax year to the extent that those gains exceed your annual personal exemption (currently £10,600). Furthermore, if you acquire other shares in the Company, you must take into account the share identification rules in calculating your capital gains liability.

5

Withholding and Reporting

Your employer is required to withhold income tax and NICs when you exercise your Replacement Options, as described above. On your employer’s annual tax and share plan returns, it is also required to report to HMRC the details of the exchange, the grant of the Replacement Options, the exercise or sale of the Replacement Options, other related income and any tax withheld. You are responsible for reporting and paying any tax resulting from the sale of shares.

6

Uruguay

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of Replacement Options pursuant to the Option Exchange for Eligible Participants subject to tax in the Oriental Republic of Uruguay. This discussion is based on the law in effect in the Oriental Republic of Uruguay as of July 2012. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the Replacement Options are granted, you exercise the Replacement Options or you sell shares acquired at exercise of the Replacement Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the Oriental Republic of Uruguay apply to your specific situation.

Option Exchange

It is unlikely that you will be subject to tax as a result of the exchange of Eligible Options for the Replacement Options, although there is no clear guidance from the tax authorities.

Grant of Replacement Options

You will not be subject to tax when the Replacement Options are granted to you.

Exercise of Replacement Options

When you exercise the Replacement Options, you will be subject to personal income tax and social security contributions on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price.

Sale of Shares

When you sell the shares acquired at exercise of the Replacement Options, you will not be subject to any tax.

Withholding and Reporting

Your employer is required to withhold and report personal income tax and social security contributions on the spread when you exercise the Replacement Options. The spread is added to your monthly salary and the corresponding progressive tax rate is applied to the income.

If you are a non-Uruguayan employee who works for Caesars or any of our subsidiaries in a Free Trade Zone and you consent in writing to not benefit from the Uruguayan Social Security system, the spread will not be subject to social security contributions. Additionally, if you have chosen to not benefit from the Uruguayan Social Security system, you may have the option to pay income tax at a different rate than the personal income tax rate.

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SCHEDULE B

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF

CAESARS ENTERTAINMENT CORPORATION

The directors and executive officers of Caesars and their positions and offices as of July 1, 2012 are set forth in the following table:

NAME (1)	POSITIONS AND OFFICES HELD
Gary W. Loveman	Chairman, Chief Executive Officer and President
Jeffrey Benjamin (2)	Director
David Bonderman (3)	Director
Kelvin Davis (3)	Director
Jeffrey Housenbold	Director
Karl Peterson (3)	Director
Eric Press (2)	Director
Marc Rowan (2)	Director
David B. Sambur (2)	Director
Lynn C. Swann	Director
Jinlong Wang	Director
Christopher J. Williams	Director
Timothy R. Donovan	Executive Vice President, General Counsel and Chief Regulatory and Compliance Officer
Thomas M. Jenkin	President of Operations
Janis L. Jones	Executive Vice President of Communications and Government Relations
Greg James Miller	Senior Vice President, Domestic Development
John W. R. Payne	President of Enterprise Shared Services
Tariq Shaukat	Executive Vice President and Chief Marketing Officer
Mary H. Thomas	Executive Vice President, Human Resources
Steven M. Tight	President, International Development

(1)	Unless otherwise specified, the address and telephone number of each of our directors and executive officers are c/o Caesars, One Caesars Palace Drive, Las Vegas, NV 89109, (702) 407-6000. Certain titles subject to regulatory approval.
(2)	The address and telephone number of Messrs. Benjamin, Press, Rowan and Sambur are c/o Apollo Global Management, LLC, 9 West 57th Street, 43rd Floor, New York, New York 10019, (212) 515-3200.
(3)	The address and telephone number of Messrs. Bonderman, Davis and Peterson are c/o TPG Global, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, (817) 871-4000.

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